UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Aspen Technology, Inc.
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# Proxy Statement

for 2024 Annual Meeting of Stockholders

2024 Proxy Statement

Letter From Our President and Chief Executive Officer

October 24, 2024

Dear Fellow Stockholder,

Fiscal year 2024 was our second year focused on the integration and transformation of the Digital Grid Management (“DGM”) and Subsurface Science & Engineering (“SSE”) businesses and the completion of the AspenTech platform that will help drive the success of this company for years to come. We ended the year with solid results in an uncertain economic environment. Our performance in the fourth quarter validated the work of the last two years and why we believe the new AspenTech is uniquely positioned as the strategic partner for companies in asset intensive industries. We are ready to leverage the platform created to drive increased profitability and growth and embark on the next phase of value creation for our stockholders and customers.

From our earliest beginnings, our expertise and innovation have set AspenTech apart. As we build on this strong foundation and look ahead to our success in fiscal year 2025, our unique value remains highly relevant and mission-critical to help our customers advance their performance, resiliency and sustainability.

Our customers play a key role in creating the new global energy system to support energy security, access and environmental sustainability. This is driving a convergence of capabilities across industries and new layers of complexity as engineering domains merge to manage and optimize new energy supply chains where molecules and electrons are transformed to facilitate the generation and storage of energy. With the breadth of our portfolio spanning across the full asset lifecycle, we are aligned to directly support our customers through these new complexities and challenges.

A key component to AspenTech’s innovation is our approach to artificial intelligence. We combine our expertise in engineering fundamentals, asset knowledge and industry experience with data insights and artificial intelligence expertise to deliver industrial artificial intelligence (“Industrial AI”) powered capabilities across our product suites, enabling our customers to accelerate agility, improve decision-making and drive efficiencies through increased accuracy and predictability in automation. With innovation as our cornerstone, we will continue to make strides with Industrial AI to help our customers tap into the value existing in the data across their enterprise and drive higher levels of optimization and value creation.

This year’s Annual Meeting of Stockholders will be held virtually on December 17th, at 9:00 a.m. Eastern Time. As a stockholder, you will be asked to elect our directors, ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2025 and approve, on an advisory basis, our fiscal year 2024 compensation of our named executive officers as disclosed in the enclosed Proxy Statement.

Each of these proposals is important, and we recommend a vote in favor of each of them. We urge you to complete, sign and return your proxy card (if one has been provided), or use telephone or internet voting prior to the annual meeting, so that your shares will be represented and voted at the annual meeting even if you cannot attend.

As I look ahead to the next year and beyond, I see an AspenTech that is not only stronger, but one that is setting the pace for innovation that will enable the transformation of our customers businesses and the industries we serve. As we enter fiscal year 2025, I am excited about the future and our team’s ability to execute with purpose and deliver strong outcomes for our customers and stockholders.

On behalf of the entire Board of Directors and management team, I want to express my gratitude to you, our stockholders, for your continued commitment to our success over so many years.
Antonio J. Pietri
President and Chief Executive Officer

Antonio J. Pietri
President & Chief Executive Officer
Aspen Technology, Inc.

About Aspen Technology, Inc.
___________________________________________
Nasdaq: AZPN
Headquarters: Bedford, Massachusetts
Employees: 3,704 as of October 23, 2024

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2024 Proxy Statement

ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

We invite you to attend our 2024 annual meeting of stockholders (the “annual meeting”), which is being held as follows:

Date: December 17, 2024
Time: 9:00 a.m. Eastern Time
Virtual Location: The annual meeting will be held online in a virtual meeting format, via the internet, at www.virtualshareholdermeeting.com/AZPN2024 with no physical in-person meeting of the stockholders. Stockholders attending our virtual annual meeting will be able to vote and submit questions during the annual meeting.

Proposals That Require Your Vote		Board Recommendation
1.
To elect the nominees of the Board, Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, David J. Henshall, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman and Robert M. Whelan, Jr., to the Board of Directors to hold office until the 2025 annual meeting of stockholders;
“FOR” each director nominee
2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2025; and	“FOR”
3.	To approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called “say on pay” vote).	“FOR”

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.

Only stockholders of record at the close of business on October 18, 2024 are entitled to vote at the annual meeting. Subject to certain conditions in accordance with our bylaws, the annual meeting may be adjourned from time to time without notice. The Notice of Internet Availability of Proxy Materials will be mailed on or about October 24, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 17, 2024 virtually via the internet at : www.virtualshareholdermeeting.com/AZPN2024

The Proxy Statement, form of proxy card and the 2024 Annual Report are available in the “Investor Relations” section of our website located at www.aspentech.com, as well as at www.proxyvote.com

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2024 Proxy Statement

Whether or not you expect to virtually attend the annual meeting, please complete, date, sign and return a proxy card (if one was provided), or vote over the telephone or the internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. Even if you vote by proxy, you may still vote if you virtually attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Christopher A. Cooper Senior Vice President, Chief Legal Officer and Secretary Bedford, Massachusetts October 24, 2024

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2024 Proxy Statement

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2024 Proxy Statement

Our registered trademarks include AspenTech, aspenONE and Aspen Plus. For convenience, registered trademarks appear in this Proxy Statement without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademarks. All other trademarks, trade names and service marks appearing in this Proxy Statement and not owned by us are the property of their respective owners.

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2024 Proxy Statement

2024 Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement.
This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders
Meeting Date	Meeting Place	Meeting Time	Record Date

December 17, 2024	The annual meeting will be held in a virtual format, at www.virtualshareholdermeeting.com/AZPN2024	9:00 a.m. Eastern Time	October 18, 2024

Voting Matters
Proposals That Require Your Vote		Board Recommendation	Page
1.	To elect the nominees of the Board of Directors, Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, David J. Henshall, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman and Robert M. Whelan, Jr., to the Board of Directors to hold office until the 2025 annual meeting of stockholders;	“FOR” each director nominee	22
2.	To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal year 2025; and	“FOR”	34
3.	To approve, on an advisory basis, the compensation of our named executive officers as identified in this Proxy Statement for the annual meeting (so-called “say on pay” vote).	“FOR”	35

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2024 Proxy Statement

How to Vote Prior to the Annual Meeting
By mailing your proxy card	By telephone	By internet

Cast your ballot, sign your proxy card and send by free post

Mark, sign and date your proxy card (if one was provided) and return it in the postage-paid envelope. Your proxy card must arrive by December 16, 2024.

Dial toll-free 24/7
1-800-690-6903

Use a touch-tone telephone to transmit your voting instructions at any time up to 11:59 p.m. Eastern Time on December 16, 2024. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card (if one was provided).

Visit 24/7
www.proxyvote.com

Use the internet to transmit your voting instructions at any time up to 11:59 p.m. Eastern Time on December 16, 2024. Follow the instructions on your Notice of Internet Availability of Proxy Materials or proxy card (if one was provided).

Stockholders will be entitled to one vote at the annual meeting for each outstanding share of the Company's common stock, par value $0.0001 per share (“common stock”), they hold of record as of the record date. As of October 18, 2024, the record date, there were 63,248,125 shares of common stock outstanding.

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2024 Proxy Statement

Letter From Our Independent Chair

October 24, 2024
Dear Fellow Stockholder,

It is my pleasure to invite you to attend this year’s virtual annual meeting of stockholders, to be held on December 17, 2024 at 9:00 a.m. Eastern Time.

As Antonio noted in his letter, fiscal year 2024 was a critical year of alignment, transformation and continued innovation for AspenTech. The Board of Directors was pleased with the company’s progress in these areas, especially in light of the uncertainties and challenges our customers encountered throughout the year. Antonio and the management team have enhanced our ability to help customers attain new levels of performance, resilience and sustainability, and as a result they have further solidified AspenTech’s foundation for long-term growth and success.

While this year saw many high points for the company, few were as exciting as the return of OPTIMIZE™. Held in person for the first time since 2019, the event brought together more than 1,300 customers, partners and employees for invaluable educational and networking opportunities, highlighting AspenTech’s close customer relationships and the benefits from those collaborations. OPTIMIZE 24 served as a crucial debut of our Digital Grid Management ("DGM") suite, a key element of our product portfolio that enables our global power and utilities customers to transform their businesses while meeting the surging needs of the global energy market.

Underscoring our steadfast dedication to continuously drive innovation for our customers, OPTIMIZE 24 helped showcase our significant capabilities in industrial artificial intelligence ("Industrial AI"). Artificial intelligence has long been a part of AspenTech’s DNA, and the combination of our vast domain expertise and industry knowledge will allow our customers to become more agile and achieve even higher levels of optimization in their business processes.

Also of note in fiscal year 2024 was the further deepening and broadening of our strategic partnership with Emerson, and the mutual support that underscores this relationship. There is growing evidence that AspenTech’s solutions aligned with Emerson’s automation strategy is a powerful combination, and the Board will continue to work closely with our management team and our partners at Emerson to advance this strategic relationship.

I would like to take this opportunity to acknowledge Jill Smith’s exceptional service and leadership of the Board over the past three years. It is a great honor to pick up the baton from her and continue the excellent work that she was doing on behalf of all AspenTech constituents. I am also excited to welcome the appointment of former Citrix Systems CEO David Henshall, who brings more than two decades of experience in the software industry, along with an impressive record of leadership and success to the Board.

I echo Antonio’s belief that AspenTech is stronger than ever and is a pacesetter for innovation that will enable the transformation of our customers’ businesses. The Board’s commitment to the stockholders is that we will work closely with management to capitalize on our opportunities.

I would like to extend my thanks to my fellow Board members for their unwavering dedication to our company’s success. I would also like to thank our employees for the hard work and commitment they have shown over the past year, as well as to their families whose support is critical to helping our staff do their best work every day.

Finally, on behalf of the Board, my thanks to you, our stockholders, for your continued support. It is our privilege to serve you and our great company.

Robert M. Whelan, Jr.
Independent Board Chair

Robert M. Whelan, Jr. Chair of the Board, Founder of Whelan & Co.

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2024 Proxy Statement

Business Highlights

Our Mission
We are helping companies at the forefront of the world’s dual challenge (the "Dual Challenge") meet the increasing demand for resources from a rapidly growing population while also operating in a more sustainable manner.

Our Business
We are a global leader in industrial software focused on helping customers in asset-intensive industries address the Dual Challenge. Our solutions address complex environments where it is critical to optimize across the full asset lifecycle - asset design, operation and maintenance - enabling customers to run their assets safer, greener, longer and faster. Thousands of companies, ranging from multi-national corporations to start-ups, rely on our software to help them run their assets more profitably, resiliently and sustainably to meet their operational excellence and sustainability goals.
We help customers solve some of their critical challenges via our purpose-built software that combines engineering first principles, deep industry domain knowledge and advanced technologies, such as Industrial AI, which is the combination of data insights from artificial intelligence and domain expertise grounded in engineering fundamentals, asset knowledge and industry experience. We drive significant value creation through our decades of experience in modeling, simulation, and optimization technologies. The operational challenges we help our customers solve include maintaining maximum efficiency in process operations, managing electrical grids amid the growth in renewable energy sources, helping ensure supply chain resiliency, reducing carbon emissions and more. Today, our software also enables companies to develop and scale new processes to support the energy transition and a net zero future, such as green hydrogen, biofuels, carbon capture, utilization and storage, circularity of plastics and batteries.

Business Organization
On May 16, 2022, our Board of Directors approved a change in our fiscal year end from September 30th to June 30th. Unless otherwise specified below, references to fiscal years 2024 and 2023 are for the twelve-month periods ended June 30, 2024 (“fiscal 2024”) and June 30, 2023 ("fiscal 2023"), respectively. References to fiscal year 2022 are for the nine-month period ended June 30, 2022 (“fiscal 2022”).

A key focus for us this past year has been the continued transformation of our DGM and Subsurface Science & Engineering (“SSE”) businesses and their successful integration with the business of AspenTech Corporation (formerly known as Aspen Technology, Inc. or "Heritage AspenTech"). We acquired the DGM and SSE businesses as part of our business combination transactions (the “Emerson Transactions”) with Heritage AspenTech and Emerson Electric Co. ("Emerson') as described in the Transaction Agreement and Plan of Merger, dated as of October 10, 2021, as amended (the “Transaction Agreement”). We believe these businesses have allowed us to create a larger, diversified and faster growing industrial software leader.

The DGM business is focused on optimizing transmission and distribution systems for utility companies in the power industry, which places us in the middle of the global electrification imperative, including managing the complexity created from a broader set of renewables and other power sources. The utilities and power market is an opportunity for us to cross-sell our solutions into our industrial customer base. The SSE business allows us to provide an end-to-end solution for the oil and gas supply chain with an extension to the chemicals supply chain. There is also a long-term growth opportunity as companies continue to leverage subsurface technologies for carbon sequestration, geothermal and hydro energy, and mining of rare earth metals for applications, such as electric vehicle batteries.

References to “AspenTech”, “we”, “us” or the “Company” refer to the combined business of Heritage AspenTech, the DGM business and the SSE business following the closing (the "Closing") of the Emerson Transactions on May 16, 2022. References to the “Board” and any committees thereof refer to our Board of Directors and its committees following the Closing. References to the “Heritage AspenTech Board” and any committees thereof refer to the board of directors of Heritage AspenTech and its committees prior to the Closing.

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2024 Proxy Statement

Fiscal 2024 Highlights
Business Results	Product Suite ACV Growth[3]	Business Events
•Annual Contract Value ("ACV") was $968.4 million at the end of fiscal 2024, increasing by 9.4% year over year[1]
•Revenue was $1.13 billion in fiscal 2024[1]
•Net loss was $9.8 million in fiscal 2024
•Operating cash flow was $339.9 million in fiscal 2024
•Free cash flow was $335.2 million in fiscal 2024[2]

	•Engineering contributed 3.4 points of growth •Manufacturing and Supply Chain contributed 2.6 points of growth •SSE contributed 1.0 point of growth •DGM contributed 2.5 points of growth	•Completed a $300 million share repurchase authorization •Entered into a new $200 million revolving credit facility •Successful OPTIMIZETM 24 user conference

(1)     In June 2024, the United States government announced new expanded sanctions that prohibit certain commercial activities with customers in Russia. These expanded restrictions impact the sale, service, maintenance and support (such as bug fixes and updates) of enterprise management software and design and manufacturing software in the Russian market. As a result, we suspended all commercial activities in Russia. This includes the discontinuation of the following activities: all commercial discussions with customers, initiating and/or processing renewals, providing proposals to customers or selling products or services to customers. As a result of the sanctions and the decision to exit Russia, we have written-off certain assets that are related to operations in Russia and recorded a reduction of $35.5 million in Russia-based ACV at the end of fiscal 2024 (the "Write-Off"). ACV was $932.9 million as of June 30, 2024, after including the impact of the Write-Off. The impact of the additional sanctions was treated as a modification to existing contracts with customers in Russia in accordance with ASC Topic 606, Revenue from Contracts with Customers. The aggregate impact of the contract modification resulted in the reversal of $5.5 million of revenue in the fourth quarter of fiscal 2024.

(2)     Free cash flow is a non-GAAP financial measure. For a description and reconciliation of free cash flow to the most directly comparable financial measure prepared in accordance with GAAP, please see “Key Business Metrics” beginning on page 38 in Part II, Item 7 to our annual report on Form 10-K for the fiscal year ended June 30, 2024 filed with the Securities and Exchange Commission ("SEC") on August 13, 2024.

(3)     Points of growth are rounded for illustrative purposes and based on a total ACV balance of $968.4 million as of the end of fiscal 2024, representing 9.4% year-over-year growth.

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2024 Proxy Statement

Director Nominee Highlights

				Committee Memberships
Name	Age	Independent	Director Since*	Audit	Human Capital	Nominating and Corporate Governance	M&A	Other Public Company Boards
Patrick M. Antkowiak	64	☑	2022	•		•		0
Thomas F. Bogan	73	☑	2022		• (Chair)		•	2
Karen M. Golz	70	☑	2022 (2021)	• (Chair)				2
David J. Henshall	56	☑	2024		•			2
Ram R. Krishnan	53		2022		•	•	• (Chair)	0
Antonio J. Pietri	59		2022 (2013)					0
Arlen R. Shenkman	54	☑	2022	•			•	1
Robert M. Whelan, Jr.	72	☑	2022 (2011)		•	• (Chair)	•	0

* For the Heritage AspenTech directors who became members of the Board upon the Closing of the Emerson Transactions on
May 16, 2022, the start of their service as Heritage AspenTech directors is shown in parentheses.

Independence	Tenure*

*Prior tenure includes tenure as Heritage AspenTech directors.

Average Director Nominee Age	Attendance by Directors at Board Meetings in Fiscal 2024	Total Board and Committee Meetings in Fiscal 2024
62	100%	27

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2024 Proxy Statement

Sustainability Highlights and Oversight

The Board believes sustainability initiatives benefit our many different stakeholders and drive long-term value creation. We focus our efforts where we can have the most positive impact on our stakeholders and are committed to effectively governing and managing sustainability risks and opportunities that arise from our business strategy. Specifically, we measure and track our greenhouse gas emissions and have completed a double materiality assessment to identify those sustainability issues important to AspenTech. Our solutions aim to help customers in asset-intensive industries make significant strides in improving the environmental sustainability of their operations while maintaining profitability. We also recognize that the sources of our innovation and expertise are our employees and that novel and impactful ideas result from people with varying backgrounds, experiences and perspectives working together. Therefore, maintaining a diverse and inclusive workforce is a pillar of our culture. Finally, we are committed to strong governance principles, including upholding high standards of conduct for our directors, officers and employees.

Environmental Highlights	Social Highlights
•Committed to achieve net-zero greenhouse gas (GHG) emissions for scope 1 and scope 2 by 2030 with a significant reduction in scope 3 by 2030 and full net-zero by 2045.	•Integrated diversity, equity and inclusion ("DEI") into employment practices, ensuring it is a core component of our human resource strategy.
•Developed integrated solutions for key sustainability pathways, including: Energy Efficiency & Emissions Management, the Hydrogen Economy and Carbon Capture, Storage and Utilization. We now have 160 models in our library to address the evolving clean technology space and regulatory requirements. These solutions, created through co-innovation with customers, are helping our customers gain value and achieve their net-zero goals.
•Launched two new Employee Resource Groups ("ERGs") - Diverse Minds and AspenTech Veterans. AspenTech now has six ERGs supporting our employees.
•Expanded industry memberships targeting sustainability performance, including: the Energy Transitions Commission, a global coalition of leaders from across the energy landscape committed to achieving net-zero emissions; and the Business Council for Sustainable Energy, which helps build energy and environmental policies that promote the markets for clean, efficient and sustainable energy products and services.
•Initiated relationship with Disability:IN, securing access to valuable resources, support and best practices for disability inclusion in the workplace.
•Continued participation as a member in the Alliance to End Plastic Waste.	•Launched global well-being program that provides resources and guidance to help our employees optimize healthy lifestyles and manage mental health issues.

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2024 Proxy Statement

Corporate Governance Highlights

Our governance structure reflects our commitment to advancing the long-term interests of our stockholders, maintaining accountability, diversity and ethical conduct and aligning interests between leadership and investors. Highlights of our governance profile include:

Elections:	Voting standard	Majority of Votes Cast
	Resignation policy	Yes
Chair:	Separate Chair of the Board and CEO	Yes
	Independent Chair of the Board	Yes
Meetings:	Number of Board meetings held in fiscal 2024	6
	Regular executive sessions of independent directors	Yes
	Number of committee meetings held in fiscal 2024	21
	Directors attending more than 75% of the meetings of the Board or committees on which they served that were held during the period in which they served in fiscal 2024	All
Director Status:	Stock ownership guidelines for executives and non-employee directors	Yes
	Code of Business Conduct and Ethics for directors, officers and employees	Yes
	Limits on the number of boards of directors of other public companies a director can join	Yes
Oversight:	Sustainability report	Annual
	Risk oversight by full Board and committees	Yes
	Senior executive succession planning	Yes
	Say on pay vote	Annual
	Committee authority to retain independent advisors	Yes

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2024 Proxy Statement

Sustainability Oversight
The Board has oversight responsibility for our overarching sustainability matters, including establishing processes concerning material sustainability issues and evaluating climate-related risks and opportunities. Specific sustainability direction is evaluated through the committees of the Board. A summary of sustainability oversight activities by the committees of the Board is included below. For a more comprehensive discussion of governance oversight, please see "Information Regarding the Board and Corporate Governance".

Audit Committee	Human Capital Committee	Nominating and Corporate Governance Committee
•Oversees our accounting and financial reporting processes and the integrity of our financial statements.	•Periodically reviews our overall executive officer compensation principles and structure.	•Develops and recommends to the Board a set of corporate governance principles.
•Oversees our systems of internal accounting and financial controls.	•Reviews and assesses risks arising from our employee compensation policies and practices.	•Develops and maintains a director succession plan for the Board.
•Oversees our compliance with legal and regulatory requirements.	•Periodically reviews the levels of equity ownership of executive officers and non-employee directors.	•Oversees and reviews our policies and procedures related to sustainability and oversees stockholder engagement and stockholder inquiries related to sustainability matters.
•Oversees our policies for risk assessment and management, including in the areas of enterprise and product cybersecurity risk and climate-related risk.	•Oversees our human capital DEI initiatives.	•Reviews our annual sustainability report.
•Oversees the audit and assurance processes and disclosure controls and procedures for mandatory and voluntary sustainability reporting in our financial and sustainability reports.	•Periodically reports to the Board on succession planning for the CEO and such other executive officers as the Board may request or the committee determines is appropriate.	•Considers factors relevant for director nominees, including our diversity objectives.

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2024 Proxy Statement

Executive Compensation Highlights

The Human Capital Committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders and is appropriately designed and reasonable considering the executive compensation programs of our peer group companies.

In fiscal 2024, we used a mix of compensation elements in our program, including:

•base salary;
•annual variable cash incentive bonuses;
•long-term equity incentives in the form of time-based restricted stock units (“RSUs”) and performance-based stock units ("PSUs");
•severance and change in control benefits; and
•medical, dental and life insurance and other similar benefits.

What We Do	What We Don't Do
✓Maintain a clawback policy	✗No hedging or pledging of company securities
✓Maintain stock ownership guidelines for our executive officers and non-employee directors	✗No multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation
✓Utilize an independent compensation consultant	✗No excessive perquisites
✓Review compensation award design, principles and processes annually	✗No supplemental executive retirement plans
✗No tax gross-up payments for any change in control payments
✗No single-trigger benefits in connection with a change in control

Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2024, an average of approximately 83% of the compensation of our named executive officers (other than Mr. Pietri, our Chief Executive Officer) and 93% of Mr. Pietri’s compensation was at-risk in the form of variable cash incentive bonuses and equity awards.

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2024 Proxy Statement

Questions and Answers About These Proxy Materials and Voting

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. We have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record as of the close of business on October 18, 2024. Instructions on how to access proxy materials over the internet or to request a printed copy of the proxy materials may be found in the Notice. In addition, you may request to receive future proxy materials in printed form by mail. Your election to receive future proxy materials by mail will remain in effect until you terminate such election and ask to receive future proxy materials electronically. We intend to mail the Notice on or about October 24, 2024 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, ten or more days after we mail the Notice.
How can I access the proxy materials over the internet?
You may view and also download our proxy materials for the annual meeting - which consist of the Notice, the Proxy Statement, the form of proxy card and our annual report - in the “Investor Relations” section of our website located at www.aspentech.com as well as at www.proxyvote.com.

Why is the 2024 annual meeting a virtual, online meeting?
To minimize travel and expenses and provide an opportunity for more of our stockholders to attend, the annual meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. Our virtual meeting will be governed by our rules of conduct and procedures that will be posted in the "Investor Relations" section of our website located at www.aspentech.com in advance of the annual meeting.

We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting. To encourage stockholder participation and transparency, subject to our rules of conduct and procedures, we will:

•provide stockholders attending the annual meeting with the ability to submit appropriate questions relating to an agenda item on which stockholders are entitled to vote during the annual meeting through the annual meeting website when such item is being considered;
•provide management with the ability to answer as many questions submitted during the annual meeting in accordance with the meeting rules of conduct as possible in the time allotted for the annual meeting without discrimination;
•address technical and logistical issues related to accessing the virtual meeting platform;
•provide procedures for accessing technical support to assist in the event of any difficulties accessing the annual meeting; and
•conduct an informal online question and answer session, to the extent time permits.

How do I virtually attend the annual meeting?
The annual meeting will be a virtual meeting and no physical meeting of stockholders will be held. You are entitled to participate in the annual meeting only if you were a stockholder of record as of the close of business on October 18, 2024 or if you hold a valid proxy for the annual meeting. Please confirm with our service provider, Broadridge, whether advance registration is required for beneficial owners. The online meeting will begin promptly at 9:00 a.m. Eastern Time on December 17, 2024. We encourage you to access the annual meeting prior to the start time leaving ample time to check in. You will be able to attend the annual meeting online and submit your questions during the annual meeting by visiting www.virtualshareholdermeeting.com/AZPN2024. You also will be able to vote your shares online by attending the annual meeting by audio webcast. To participate in the annual meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

How do I submit a question to the Board or management at the annual meeting?
If you wish to submit a question to be asked at the annual meeting, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/AZPN2024 using your login number. Once past the login screen, click “Ask a Question,” type in your question and click “Submit.”

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2024 Proxy Statement

We do not place restrictions on the type or form of questions asked during the formal portion of the annual meeting as long as they relate to the specific agenda items on which stockholders are entitled to vote and are asked during the period of time when the applicable matter is being considered; however, we reserve the right to edit or reject questions that are irrelevant to our business, repetitious of statements made by other persons, include derogatory references to individuals or that are otherwise in bad taste, are related to personal grievances or a matter of individual concern that is not a matter of interest to stockholders generally.

What if I have technical difficulties or trouble accessing the virtual annual meeting?
We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual annual meeting during the check-in or meeting time, please call the number provided on the virtual meeting platform at www.virtualshareholdermeeting.com/AZPN2024.

Who can vote at the virtual annual meeting?
Only stockholders of record as of the close of business on October 18, 2024, the record date, will be entitled to vote at the annual meeting. On the record date, there were 63,248,125 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting or vote by proxy. Whether or not you plan to virtually attend the annual meeting, we urge you to fill out and return a proxy card (if one was provided) or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other Nominee
If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You also are invited to virtually attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three matters scheduled for a vote:
•election of directors nominated by the Board;
•ratification of the appointment by the Audit Committee of KPMG as our independent registered public accounting firm for fiscal year 2025; and
•approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.

What if another matter is properly brought before the annual meeting?
The Board does not know of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
For each of the proposals, you may vote either “FOR”, “AGAINST” or “ABSTAIN.”

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the annual meeting, vote by proxy using a proxy card (if one was provided), vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to virtually attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the annual meeting, even if you have already voted by proxy.

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2024 Proxy Statement

•At the virtual annual meeting. To vote at the virtual annual meeting, follow the instructions at www.virtualshareholdermeeting.com/AZPN2024. You will need to enter your login number found on the Notice or proxy card.
•Via the internet. To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number provided on the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 16, 2024 to be counted.
•By mail. To vote using a proxy card, complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct. Your proxy card must arrive by December 16, 2024.
•By telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on December 16, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of the Broker, Bank or other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. To vote prior to the annual meeting, simply follow the voting instructions in the notice to ensure your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the virtual annual meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials or contact your broker, bank or other nominee to request a proxy form.

What is a proxy?
The term “proxy,” when used with respect to a stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being present at the annual meeting.

Because it is important that as many stockholders as possible be represented at the annual meeting, the Board is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice. In voting prior to the annual meeting, you will deliver your proxy to the proxy holders, which means you will authorize the proxy holders to vote your shares at the virtual annual meeting in the way you instruct. The proxy holders consist of Antonio J. Pietri, David J. Baker and Christopher A. Cooper. All shares represented by valid proxies will be voted in accordance with a stockholder’s specific instructions.

How many votes do I have?
On each matter, you have one vote for each share of common stock you own as of the record date.

What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board recommends on each proposal. The individuals named as proxy holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Who is paying for this proxy solicitation?
We are soliciting your proxy and will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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2024 Proxy Statement

•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices at: Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.
•You may virtually attend the annual meeting and vote. Simply attending the annual meeting will not, by itself, revoke your proxy.
•Your most current proxy card or telephone or internet proxy is the one that is counted. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

How are votes counted?
Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count:

•with respect to each director nominee in Proposal One, “FOR”, “AGAINST”, “ABSTAIN” and broker non-votes;
•with respect to Proposal Two, “FOR”, “AGAINST”, and "ABSTAIN" votes; and
•with respect to Proposal Three, “FOR”, “AGAINST”, “ABSTAIN” and broker non-votes.

The presence, in person or by proxy, of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock generally entitled to vote at the annual meeting shall constitute a quorum for the transaction of business. Abstentions are counted as present when determining a quorum but will not count as votes cast and will have no effect on any of the proposals presented to the stockholders herein. Broker non-votes are counted as present when determining a quorum but will not count as votes cast and as such will have no effect on the outcome of those proposals. Brokers are entitled to vote for the ratification of the appointment of auditors and therefore we expect broker non-votes will not exist as to Proposal Two.

What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Which ballot measures are considered “routine” or “non-routine”?
The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2025 is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.

We expect the other proposals on the ballot will be considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals One and Three.

How many votes are needed to approve the proposals?
•For Proposal One, which relates to the election of directors, each of the nominees who receives a majority of the votes cast with respect to that nominee’s election at the annual meeting if a quorum is present. Each of the nominees who receives more “FOR” votes than “AGAINST” votes will be elected. Each of the nominees who receives more “AGAINST” votes than “FOR” votes will submit their offer of resignation for consideration by the Nominating and Corporate Governance Committee, which shall consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Votes to “ABSTAIN” and broker non-votes will have no effect on the outcome of the vote. Please refer to “Information Regarding the Board and Corporate Governance - Director Nomination Process” for more information on this policy.
•Proposal Two, which relates to the ratification of KPMG as our independent registered accounting firm for fiscal 2025, must receive “FOR” votes constituting a majority of the votes cast at the annual meeting at which a quorum is present. Votes to “ABSTAIN” will not count as votes cast and will have no effect on the outcome of this vote. Because Proposal Two is considered a “routine” matter, brokers are entitled to vote on Proposal Two and therefore we expect

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broker non-votes will not exist. This vote is not binding on us but will be given due consideration by the Board and the Audit Committee.
•Proposal Three, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive “FOR” votes constituting a majority of the votes cast at the meeting at which a quorum is present. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered “non-routine,” brokers will not have discretionary authority to vote shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote. This vote is not binding on us but will be given due consideration by the Board and the Human Capital Committee.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the voting power of all of the then-outstanding shares of our capital stock generally entitled to vote at the annual meeting constitutes a quorum for the transaction of business. On the record date, there were 63,248,125 shares outstanding and entitled to vote. Thus, the holders of 63,248,125 shares must be present at the annual meeting virtually or represented by proxy at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the virtual annual meeting. Abstentions and broker non-votes count as present when determining a quorum.

The Board or the chair of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

When are stockholder proposals due for next year’s annual meeting?
If a stockholder wishes to have a proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for presentation at the 2025 annual meeting of stockholders (“2025 Annual Meeting”), the proposal must be received in writing by June 26, 2025 by our Secretary at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.

Additionally, if a stockholder wishes to propose a director nominee or item of business before the 2025 Annual Meeting, the stockholder must give timely written notice to our Secretary at the address noted above. To be timely, a stockholder’s notice must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 90 days after such anniversary date then to be timely we must receive such notice no earlier than 120 days prior to such annual meeting and no later than the later of 90 days prior to the date of the meeting or the 10th day following the day on which we first publicly announce the date of the meeting. For the 2025 Annual Meeting, notice must have been delivered no earlier than August 19, 2025 and no later than September 18, 2025. In addition to the timing requirements set forth above, our bylaws set forth the procedures a stockholder must follow to nominate a director for election or to present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 18, 2025.

How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K within four business days of the annual meeting date. If final voting results are not available to us in time to file a Current Report on Form 8-K by that date, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days of the final results, amend the Current Report on Form 8-K to publish the final results.

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Proposal One: Election of Directors

The Board currently consists of eight members: Patrick M. Antkowiak, Thomas F. Bogan, Karen M. Golz, David J. Henshall, Ram R. Krishnan, Antonio J. Pietri, Arlen R. Shenkman and Robert M. Whelan, Jr. Jill D. Smith resigned from the Board effective May 9, 2024. As a result of Ms. Smith's departure, we have one vacancy on the Board. Proxies may not be voted for a greater number of persons than the nominees named. The Board has nominated each of the eight current Board members for election and has recommended that each be elected to the Board, each to hold office until the 2025 Annual Meeting and until their successor has been duly elected and qualified or until their earlier death, resignation or removal.

The Board knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Director Skills and Experience Matrix	C-Suite Leadership	Global Leadership	Technology	Information Technology/Cybersecurity	Commercial/Profit & Loss	Operational	Process Engineering/Manufacturing	Compensation	Compliance/Risk Management	Public Company Corporate Governance	M&A/Business Development	Capital Markets	Sustainability	Talent Management
PATRICK M. ANTKOWIAK President, CEM Technology Advisors, LLC and former Chief Strategy and Technology Officer and CVP, Northrop Grumman Corporation	•	•	•	•		•	•		•	•
THOMAS F. BOGAN Retired Vice Chairman, Workday, Inc. and former Executive Vice President of Workday’s Planning Business Unit	•	•	•		•	•		•	•	•	•	•		•
KAREN M. GOLZ Retired Partner and former Global Vice Chair, Japan, Ernst & Young LLP		•	•						•	•		•		•
DAVID J. HENSHALL Retired Chief Executive Officer, President and Director, Citrix Systems, Inc.	•	•	•	•	•	•		•	•	•	•	•	•	•
RAM R. KRISHNAN Executive Vice President & Chief Operating Officer, Emerson Electric Co.	•	•	•	•	•	•	•	•	•	•	•	•	•	•
ANTONIO J. PIETRI President & Chief Executive Officer, Aspen Technology, Inc.	•	•	•	•	•	•	•	•	•	•	•	•	•	•
ARLEN R. SHENKMAN President and Chief Financial Officer, Boomi, Inc.	•	•	•	•	•	•		•	•	•	•	•		•
ROBERT M. WHELAN, JR. Founder of Whelan & Co.	•	•			•	•		•	•	•	•	•		•

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Board Diversity Matrix (As of October 24, 2024)
Total Number of Directors	8
	Female	Male
Part I: Gender Identity	1	7
Part II: Demographic Background
South Asian	—	1
Hispanic or Latinx	—	1
White	1	5

Stockholders Agreement

As part of the Emerson Transactions, we, Emerson and its affiliate entered into a Stockholders Agreement, dated as of May 16, 2022 (the “Stockholders Agreement”). The Stockholders Agreement provides Emerson with the following director nomination rights: (i) prior to the date that is forty-five days following such time as Emerson owns less than 20% of our outstanding common stock, subject to certain conditions (the “Third Trigger Date”), Emerson has the right to designate a number of director nominees equal to Emerson’s percentage ownership of our common stock outstanding multiplied by the total authorized number of directors currently on the Board, rounded up to the nearest whole person, which number will not be less than a majority of the Board (until the date that is forty-five days following such time as Emerson owns less than 40% of our outstanding common stock, subject to certain conditions (the “Second Trigger Date”)) and (ii) following the Third Trigger Date, Emerson has the right to designate one director nominee (each person designated by Emerson, an “Emerson Designee”).

We are required, pursuant to the Stockholders Agreement, to cause each Emerson Designee to be included in the slate of nominees recommended by the Board for election and to use our best efforts to cause the election of each such Emerson Designee. In the event that any Emerson Designee who is a member of the Board (an “Emerson Director”), ceases to serve as a director for any reason, the resulting vacancy will be filled by the Board with a substitute Emerson Designee.

Under the terms of the Stockholders Agreement, based on Emerson's current ownership interest, Emerson has the right to nominate five Emerson Designees to the Board. David J. Henshall, Ram R. Krishnan, Arlen R. Shenkman, Thomas F. Bogan and Patrick M. Antkowiak are the Emerson Designees. The Stockholders Agreement also provides that, until the Third Trigger Date, the then-current Chief Executive Officer of the Company, currently Antonio J. Pietri, must be included for nomination at any meeting at which directors are elected.

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Director Nominees
To ensure that the Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the Nominating and Corporate Governance Committee takes into consideration factors it deems appropriate which may include judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating and Corporate Governance Committee may consider candidates proposed by management but is not required to do so. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole.

The following is a brief biography of each director nominee as of October 24, 2024 and includes information regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the Nominating and Corporate Governance Committee to believe that such nominee should continue to serve on the Board. For the Heritage AspenTech directors who became members of the Board upon the Closing of the Emerson Transactions on May 16, 2022, the start of their service as Heritage AspenTech directors is shown in parentheses.

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Professional Experience

Mr. Antkowiak is currently president of CEM Technology Advisors, LLC, a strategy and technology consulting business. He spent over 38 years in increasingly senior roles at Northrop Grumman Corporation, including as the company’s Chief Technology Officer and Corporate Vice President from 2014 to 2018, and retired in 2019 as the company’s Chief Strategy and Technology Officer and Corporate Vice President, having led the company’s technology development strategy and execution, focusing the company on competitive differentiation in emerging technology areas across the space, airborne, maritime, ground and cyber domains. Mr. Antkowiak is currently a member of the Department of the Air Force Scientific Advisory Board. He also serves as a director for Frequentis Defense Inc., a US based subsidiary of Frequentis AG, and for the Advanced Robotics for Manufacturing (ARM) Institute and is a member of The Johns Hopkins University's Whiting School of Engineering Dean's advisory board. Mr. Antkowiak received his Bachelor of Science degree in electrical and computer engineering from The Johns Hopkins University and his Masters of Science degree in electrical engineering from the University of Maryland.

We believe Mr. Antkowiak’s expertise and experience in technology development and strategy are valuable to the Board.

Patrick M. Antkowiak
President, CEM Technology Advisors, LLC and former Chief Strategy and Technology Officer and CVP, Northrop Grumman Corporation

Independent
Director Since: 2022
Committees: Audit; Nominating and Corporate Governance
Age: 64
Other Current Public Company Boards: None

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Professional Experience

Mr. Bogan served as Vice Chairman at Workday, Inc. from 2020 to 2022, and previously served as Executive Vice President of Workday’s Planning Business Unit. Mr. Bogan joined Workday from Adaptive Insights, where he was Chief Executive Officer and a director from 2015 until its acquisition by Workday in 2018. In 2022, Mr. Bogan joined the board of directors of Workday, Inc. Since 2021, he also has served as a director of Catapult Group International Ltd. From 2007 until January 2019, he was a director of Apptio, Inc., including its Chair from 2012 to 2019. Mr. Bogan previously served as a director of Citrix Systems, Inc. from 2003 to 2016, including its Chair from 2004 to 2015, and was a director of PTC Inc. from 2011 to 2015 and of Rally Software Development Corp. from 2009 to 2015. He has also served as a director and executive officer of various other public and privately held companies, including Greylock Partners, Rational Software Corp., Avatar Technologies and Pacific Data. Mr. Bogan received a bachelor’s degree in accounting from Stonehill College.

We believe Mr. Bogan’s knowledge and experience in the software industry as a CEO, Board member and investor are valuable to the Board.

Thomas F. Bogan
Retired Vice Chairman, Workday, Inc. and former Executive Vice President of Workday's Planning Business Unit.

Independent
Director Since: 2022
Committees: Human Capital (Chair); M&A
Age: 73
Other Current Public Company Boards: Workday, Inc.; Catapult Group International Ltd.

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2024 Proxy Statement

Professional Experience

Ms. Golz is a retired partner of Ernst & Young ("EY"), where she held various senior leadership positions during her 40-year tenure, including, most recently, Global Vice Chair, Japan from 2016 to 2017. In addition to accounting, financial reporting and audit expertise, Ms. Golz brings considerable experience in international and regulatory matters. As Global Vice Chair of Professional Practice from 2010 to 2016, Ms. Golz oversaw accounting, auditing, regulatory, tools and methodologies and supported innovation within EY’s Global Assurance practice. Prior to that, Ms. Golz held the Americas and Global Vice-Chair of Professional Ethics/Independence at EY. Ms. Golz is a board and audit committee member of Analog Devices, Inc., iRobot Corporation, and Osteon Holdings/Exactech, a privately held company. She is senior advisor to The Boston Consulting Group’s Audit and Risk Committee and is a National Association of Corporate Directors Board Leadership Fellow and sits on the Board of Trustees of the University of Illinois Foundation. She earned her Bachelor of Science degree in accountancy, summa cum laude, from the University of Illinois, Urbana-Champaign and is a Certified Public Accountant.

We believe that Ms. Golz's deep expertise in audit and financial reporting and corporate governance are valuable to the Board.

Karen M. Golz
Retired Partner and former
Global Vice Chair, Japan,
Ernst & Young LLP

Independent
Director Since: 2022 (2021)
Committees: Audit (Chair)
Age: 70
Other Current Public Company Boards: Analog Devices, Inc.; iRobot Corporation

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Professional Experience

Mr. Henshall served as President & CEO of Citrix Systems, a leading multinational provider of cloud computing and virtualization technology, from 2017 to 2021. Prior to this role, he served in various other roles at Citrix, including Chief Financial Officer and Chief Operating Officer, beginning in 2003. Before joining Citrix, he served as Chief Financial Officer of Rational Software Corp., a software company acquired by IBM Corporation, and also held various finance positions at Cypress Semiconductor and Samsung. He currently also serves as a member of the board of directors at Blackline, Inc., Feedzai, Inc. and HashiCorp, Inc. Mr. Henshall holds a Bachelor of Science degree in business administration from University of Arizona and a master's degree in business administration from Santa Clara University.

We believe Mr. Henshall's leadership experiences as a CEO, his understanding of the technology industry and his extensive experience as a board member are valuable to the Board.

David J. Henshall Former President & CEO of Citrix Systems Independent Director Since: 2024 Committees: Human Capital Age: 56 Other Current Public Company Boards: Blackline, Inc.; HashiCorp, Inc.

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Professional Experience

Mr. Krishnan has served as Executive Vice President and Chief Operating Officer of Emerson Electric Co. since 2021. Mr. Krishnan has extensive experience across Emerson’s Automation Solutions and Commercial & Residential Solutions businesses. He joined Emerson in 1994 as a project engineer and held a number of management roles of increasing responsibility. He was named President of Climate Technologies in Asia in 2011, serving in Hong Kong. He returned to the United States as Vice President of Profit Planning and Perfect Execution in 2015, a role he held until 2016, when he became Group President of Flow Solutions. He was named Chief Operating Officer of Final Control in 2017 and became the Group President of Final Control later that year following the successful $3.15 billion acquisition of Pentair’s valves and controls business. As Chief Operating Officer of Emerson, Mr. Krishnan oversees global supply chain operations, information technology, strategic planning and corporate development. Mr. Krishnan has a bachelor’s degree in metallurgical engineering from the Indian Institute of Technology, a master’s degree in materials engineering from Rensselaer Polytechnic Institute and a master’s degree in business administration from Xavier University.

We believe Mr. Krishnan’s operational, strategic, and mergers and acquisitions experience, as well as his knowledge of the industrial software market, are valuable to the Board.

Ram R. Krishnan
Executive Vice President & Chief Operating Officer, Emerson Electric Co.

Director Since: 2022
Committees: Human Capital; Nominating and Corporate Governance; M&A (Chair)
Age: 53
Other Current Public Company Boards: None

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Professional Experience

Mr. Pietri was named President and Chief Executive Officer of Heritage AspenTech in 2013 and served as a director of Heritage AspenTech since 2013. He became our President and Chief Executive Officer and joined the Board in 2022 upon the Closing of the Emerson Transactions. Before accepting his appointment as President and Chief Executive Officer, he had served as Heritage AspenTech’s Executive Vice President, Field Operations since 2007. Mr. Pietri served as Heritage AspenTech’s Senior Vice President and Managing Director for the Asia-Pacific region from 2002 to 2007 and held various other positions with Heritage AspenTech since 1996. From 1992 to 1996, he was at Setpoint Systems, Inc., which Heritage AspenTech acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds a Bachelor of Science degree in chemical engineering from the University of Tulsa and a master's degree in business administration from the University of Houston.

We believe Mr. Pietri's working relationships with our customers and employees, deep understanding of our products and operations and the industrial software market, and his unique perspective on our growth strategy and day-to-day operations are valuable to the Board.

Antonio J. Pietri President & Chief Executive Officer, Aspen Technology, Inc. Director Since: 2022 (2013) Committees: None Age: 59 Other Current Public Company Boards: None

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Professional Experience

Mr. Shenkman is the President of Boomi, Inc., where he is responsible for driving business transformation and financial growth. Prior to his current role, Mr. Shenkman served as Executive Vice President and Chief Financial Officer of Citrix Systems Inc. from 2019 to 2022. Before joining Citrix, Mr. Shenkman served as Executive Vice President and Global Head of Business Development and Ecosystems of SAP from 2017 to 2019, where he was responsible for driving business development by building new ecosystems, fostering strategic partnerships, incubating new business models, and overseeing investments and mergers and acquisitions. Prior to that role, from 2015 to 2017, Mr. Shenkman served as Chief Financial Officer of SAP North America, SAP’s largest business unit, responsible for all finance functions in North America, including forecasting and planning, identifying efficiencies, and ensuring the region’s overall financial health. Mr. Shenkman previously served as SAP’s Global Head of Corporate Development from 2012 to 2015 and was a principal architect of SAP’s rapid transformation into a cloud company. Mr. Shenkman is the chair of the operating committee and member of the audit committee and board of directors of Commvault Systems Inc. He has a bachelor’s degree in political science from George Washington University, a Juris Doctor degree from the University of Miami School of Law and a master's degree in business administration from the Fox School of Business at Temple University.

We believe Mr. Shenkman’s operational experience in the software industry, and his expertise in audit, financial reporting and mergers and acquisitions are valuable to the Board.

Arlen R. Shenkman President & Chief Financial Officer, Boomi, Inc. Independent Director Since: 2022 Committees: Audit; M&A Age: 54 Other Current Public Company Boards: Commvault Systems Inc.

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Professional Experience

Mr. Whelan is the Chair of the Board and previously served as the chair of the Heritage AspenTech Board from 2013 to 2021. Mr. Whelan has an extensive background as an advisor to, investor in, and board member of, emerging growth companies in the U.S. and Canada. From 1976 until 2001, Mr. Whelan worked in the investment banking industry. In 1999, his company, Volpe Brown Whelan & Company, an investment banking, brokerage and asset management firm, was acquired by Prudential Securities, for which Mr. Whelan served as Vice Chair of the global technology investment banking division until 2001. Mr. Whelan then formed Whelan & Co., a consulting firm which advises CEOs, boards and investors of emerging growth companies on financing and strategic matters. Mr. Whelan served as a director for iAnthus Capital Holdings Inc. from 2019 to 2022, Annovis Bio, Inc. from 2016 to 2021, and ARIAD Pharmaceuticals, Inc. from 2010 to 2014, as well as other privately held companies. Mr. Whelan holds a Bachelor of Arts degree in history from Dartmouth College and a master's degree in business administration from Stanford University Graduate School of Business, with a concentration in finance and accounting.

We believe that Mr. Whelan’s investment banking expertise and his experience as an advisor, board member and investor in emerging growth companies are valuable to the Board.

Robert M. Whelan, Jr.
Founder of Whelan & Co.

Independent
Director Since: 2022 (2011)
Committees: Human Capital; Nominating and Corporate Governance (Chair); M&A
Age: 72
Other Current Public Company Boards: None

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2024 Proxy Statement

Required Vote
Nominees for director to the Board are elected if the nominee receives a majority of the votes cast with respect to that nominee’s election at the annual meeting if a quorum is present. Stockholders entitled to vote may vote “FOR”, “AGAINST” or “ABSTAIN.” Each of the nominees who receives more “FOR” votes than “AGAINST” votes will be elected. Any nominee who receives more “AGAINST” votes than “FOR” votes will submit their offer of resignation for consideration by the Nominating and Corporate Governance Committee, which shall consider all relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. Votes to “ABSTAIN” and broker non-votes will have no effect on the outcome of the vote. Proxies may not be voted for a greater number of persons than the nominees named.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING:

•Patrick M. Antkowiak
•Thomas F. Bogan
•Karen M. Golz
•David J. Henshall
•Ram R. Krishnan
•Antonio J. Pietri
•Arlen R. Shenkman
•Robert M. Whelan, Jr.

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2024 Proxy Statement

Proposal Two: Ratification of Appointment of Independent
Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2025 and has further directed that the Board submit the appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has served as our auditor since 2021. Prior to the Emerson Transactions, KPMG LLP was the independent registered public accounting firm for Heritage AspenTech since 2008. Representatives of KPMG LLP are expected to be present at the virtual annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if it determines that such a change would be in our best interests and that of our stockholders.

Required Vote

Proposal Two must receive “FOR” votes constituting a majority of the votes cast on the proposal at the annual meeting at which a quorum is present. Stockholders entitled to vote may vote “FOR”, “AGAINST” or “ABSTAIN.” Votes to “ABSTAIN” will not count as votes cast and will have no effect on the outcome of this vote. Because Proposal Two is considered a “routine” matter, brokers are entitled to vote on Proposal Two and we don’t expect broker non-votes to exist. This vote is not binding on us but will be given due consideration by the Board and the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

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2024 Proxy Statement

Proposal Three: Advisory Vote on Executive Compensation

In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We are required to provide an advisory vote on executive compensation pursuant to Section 14A of the Exchange Act. This Proposal Three, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We have adopted a policy of soliciting a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year and the next “say-on-pay vote” will occur at our 2025 Annual Meeting.

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Summary Compensation Table” and “Compensation Discussion and Analysis.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Aspen Technology, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Aspen Technology, Inc. 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Required Vote

The affirmative vote of the holders of a majority of votes cast at the meeting on the proposal at which a quorum is present will be required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered “non-routine,” brokers will not have discretionary authority to vote shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote.

Because the vote is advisory, it will not be binding on us or the Board. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Human Capital Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL THREE.

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2024 Proxy Statement

Executive Officers of the Registrant

You should refer to “Proposal One: Election of Directors” in this Proxy Statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officer as of October 24, 2024 follows:

David Baker joined us as our Senior Vice President, Chief Financial Officer on June 3, 2024. He previously was employed by Emerson for over 27 years. At Emerson, Mr. Baker held a range of leadership positions within Emerson’s finance organization, including, most recently, Vice President, Financial Planning, since March 2023, where he led the financial planning and analysis function for Emerson, Vice President and Chief Financial Officer, Automation Solutions, from November 2018 to February 2023, and Vice President and Chief Financial Officer, Measurement and Analytical, from July 2013 to November 2018. Earlier in his career, Mr. Baker worked at Graco Inc. as a Factory Controller and Senior Internal Auditor after serving as an auditor at KPMG. Mr. Baker holds a master's degree in business administration in Operations Management from the University of Minnesota and a bachelor's degree in accounting from the University of Northern Iowa. He is 59 years old.

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2024 Proxy Statement

Compensation Discussion and Analysis

We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2024 of our named executive officers. Our named executive officers for fiscal 2024 consist of the following persons:

•Antonio Pietri, President and Chief Executive Officer;
•David Baker, Senior Vice President, Chief Financial Officer and Treasurer(1);
•Christopher Stagno, Corporate Vice President and Chief Accounting Officer(1);
•Mark Mouritsen, Former Senior Vice President, Chief Legal Officer and Secretary(2); and
•Chantelle Breithaupt, Former Senior Vice President, Chief Financial Officer and Treasurer(1)

(1)    Ms. Breithaupt served as Senior Vice President, Chief Financial Officer and Treasurer from April 21, 2021 to December 31, 2023, Mr. Stagno served as our Senior Vice President and Interim Chief Financial Officer from January 1, 2024 to June 3, 2024 and Mr. Baker commenced his employment as Senior Vice President, Chief Financial Officer and Treasurer with us on June 3, 2024.

(2)    Mr. Mouritsen resigned effective July 25, 2024.

Our objectives and the philosophy of our executive compensation program are described below.

Executive Summary

The Human Capital Committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders and is appropriately designed and reasonable considering the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value by encouraging our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy that we believe does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in operating and financial performance, and to reward our executives for contributing to that performance. At the same time, our program also seeks to retain talent that we believe is critical to our ongoing success in the highly competitive technology and software industries.

While the Human Capital Committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. The actual economic value of our named executive officers’ equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options issued in prior fiscal years, could be as little as zero if our stock price were less than the exercise price of such stock options. In fiscal 2024, an average of approximately 83% of the compensation of our named executive officers (other than Mr. Pietri, our Chief Executive Officer) and 93% of Mr. Pietri’s compensation was at-risk compensation in the form of variable cash incentive bonuses and equity awards.

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2024 Proxy Statement

What We Do	What We Don't Do
✓Maintain a clawback policy	✗No hedging or pledging of company securities
✓Maintain stock ownership guidelines for our executive officers and non-employee directors	✗No multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation
✓Utilize an independent compensation consultant	✗No excessive perquisites
✓Review compensation award design, principles and processes annually	✗No supplemental executive retirement plans
✗No tax gross-up payments for any change in control payments
✗No single-trigger benefits in connection with a change in control

Stockholder Engagement and Say-On-Pay Vote

The Human Capital Committee considers the results of any "say on pay" vote, and considered the outcome of the "say on pay" vote at the 2023 annual meeting of stockholders, in the context of our overall compensation philosophy, policies and decisions, and in the context of our desire to consider seriously the concerns of our stockholders. We highly value the feedback and perspectives of our stockholders and remain committed to continuing an active dialog with investors in the future through our outreach efforts.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives.

The primary objectives of our executive compensation program are as follows:

•attract and retain talented and experienced executives in the highly competitive technology and software industries;
•reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;
•balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and
•motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.

Components of Our Executive Compensation Program

To achieve these objectives, in fiscal 2024 we used a mix of compensation elements, including:

•base salary;
•annual variable cash incentive bonuses;
•long-term equity incentives in the form of time-based RSUs and performance-based PSUs;
•severance and change in control benefits; and
•medical, dental and life insurance and other similar benefits.

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2024 Proxy Statement

In determining the amount and form of these compensation elements, we consider several factors, including the following:

•compensation levels paid by companies in our peer group, with a particular focus on target levels for total compensation based on total compensation targets of similarly-situated officers employed by our peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;
•corporate performance, particularly as reflected in the achievement of key corporate strategic, financial and operational goals, such as growth and profitability, as we believe this encourages our executive officers to focus on achieving our business objectives;
•the need to motivate executives to address particular business challenges unique to a particular year;
•broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and
•individual negotiations with executive officers with different experience levels, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers or may be declining significant compensation opportunities at other potential employers in order to remain with us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

Determining Executive Compensation

Role of the Human Capital Committee

The Human Capital Committee oversees our compensation and employee benefit plans and practices. As part of this responsibility, the Human Capital Committee reviews and approves executive officer compensation, including: salary, bonus and incentive compensation levels; deferred compensation; executive officer perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation (in cash or otherwise). The Human Capital Committee reviews and approves corporate goals and objectives relevant to the compensation of the executive officers and evaluates each executive officer’s performance considering such goals and objectives for purposes of reviewing and approving the compensation of such executive officer. The Human Capital Committee also reports to the Board on at least an annual basis regarding the Chief Executive Officer’s compensation.

For fiscal 2024, the Human Capital Committee made all determinations with respect to compensation matters for our named executive officers. Beginning in fiscal 2025, the Board will make all determinations with respect to compensation matters for our Chief Executive Officer. As part of its deliberations, the Human Capital Committee (and the Board, as applicable), considers current compensation levels, industry and peer company benchmark data, recommendations from our human resources department, input from our accounting and finance and legal departments, and the recommendations of our Chief Executive Officer with respect to the other executives. The Human Capital Committee (and the Board, as applicable), also reviews materials and advice provided by its independent compensation consultant, Willis Towers Watson ("WTW"), in their deliberations on the amount, form and other aspects of executive compensation. The Human Capital Committee reviews annually the independence of WTW pursuant to the SEC rules and concluded for fiscal 2024 that no conflict of interest existed that would affect such firm’s independence.

Role of Management

For named executive officers other than our Chief Executive Officer, the Human Capital Committee solicits and considers the performance evaluations and compensation recommendations submitted to the Human Capital Committee by the Chief Executive Officer. Antonio J. Pietri, our Chief Executive Officer and a member of the Board, participated in the meetings of the Human Capital Committee relating to the amount of the fiscal 2024 compensation arrangements for each of the named executive officers, other than for himself.

Our human resources, accounting and finance, and legal departments work with our Chief Executive Officer to design and develop compensation programs that are applicable to our executive officers and that the Chief Executive Officer recommends to the Human Capital Committee. These departments also work with the Chief Executive Officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare

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2024 Proxy Statement

other Human Capital Committee briefing materials, and ultimately to implement the decisions of the Board and the Human Capital Committee.

Compensation Benchmarking

In accordance with the executive compensation philosophy described above, the Human Capital Committee reviewed relevant market and industry practices on executive compensation to balance the need to compete for talent with the need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of stockholders. In making compensation decisions for fiscal 2024, the Human Capital Committee, in consultation with WTW, reviewed publicly available information on practices and programs and compensation levels of members of a peer group selected by the Human Capital Committee. The composition of the peer group is reviewed and updated by the Human Capital Committee annually, based, in part, on the recommendations of WTW, as well as the recommendations of the Chief Executive Officer.

In general, in fiscal 2024, the Human Capital Committee set base salary and total compensation at or near the median of the peer group. In addition to peer group analysis, the Human Capital Committee also considered several factors, such as economic conditions and individual specific factors, and reviewed global industry survey data to confirm the reasonableness of the mix of proposed compensation levels. The Human Capital Committee believes this general approach will help us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.

Peer Group for Fiscal 2024 Compensation Decisions

The Human Capital Committee, in consultation with WTW, reviews publicly available information on practices and programs and compensation levels of members of our selected peer group. In fiscal 2024, a review was conducted of the current financial data for our peer companies to confirm continued appropriateness for use in compensation planning. As a result of this review, no changes were made to the fiscal 2023 peer group resulting in the following peer group for fiscal 2024:

ACI Worldwide, Inc.
ANSYS, Inc.
Bentley Systems, Inc.
DocuSign, Inc.
Dynatrace, Inc.
Envestnet, Inc.
Fair Isaac Corporation
Manhattan Associates, Inc.
PTC, Inc.
RingCentral, Inc.
Teradata Corporation
Trade Desk, Inc.
UiPath Inc.
Verint Systems, Inc.

Reasons for Providing and Manner of Structuring the Key Compensation Elements

Base Salary

We provide base salary as a fixed source of compensation for executive officers, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent on the achievement of financial goals. In July 2023, the Human Capital Committee established base salaries for fiscal 2024 for our named executive officers. In determining fiscal 2024 base salaries, the Human Capital Committee considered data from our peer group. The base salaries thus established are set forth in the table below.

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2024 Proxy Statement

Named Executive Officer	Fiscal 2023 Base Salary ($)	Fiscal 2024 Base Salary ($)	Percentage Increase (%)
Antonio Pietri	750,000	750,000	—
David Baker(1)	—	425,000	100%
Christopher Stagno(1) (2)	306,165	343,819	3%
Mark Mouritsen(3)	385,000	385,000	—
Chantelle Breithaupt(1)	450,000	450,000	—

(1) Ms. Breithaupt resigned effective December 31, 2023. Mr. Baker commenced his employment as Senior Vice President, Chief Financial Officer and Treasurer with us on June 3, 2024. Mr. Stagno served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 until June 3, 2024.

(2) Mr. Stagno served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 through June 3, 2024. In consideration of his services as our Interim Chief Financial Officer, he received an additional $5,000 in base salary in each month he held the position of Interim Chief Financial Officer, beginning with the month of January 2024. The additional $5,000 per month in base salary ceased as of the date he no longer held the position of Interim Chief Financial Officer.

(3) Mr. Mouritsen resigned effective July 25, 2024.

FY24 Executive Bonus Plan and FY24 Corporate Bonus Plan

For fiscal 2024, Messrs. Pietri, Mouritsen and Stagno received annual cash incentive bonuses based on attainment of performance objectives for such fiscal year as described below. Although our other named executive officers for fiscal year 2024 were eligible to participate in an annual bonus program for the fiscal year, they were not eligible to receive an annual performance bonus for fiscal 2024 either due to the fact they were not employed through the end of the fiscal year or because they commenced employment late in fiscal 2024.

In July 2023, we approved the Executive Bonus Plan for fiscal 2024 (the "FY24 Executive Bonus Plan"), for each of our named executive officers (other than Mr. Stagno, our Corporate Vice President and Chief Accounting Officer) and certain other members of senior management. At such time we also approved our Corporate Bonus Plan for fiscal 2024 (the "FY24 Corporate Bonus Plan"), in which Mr. Stagno participated. Mr. Stagno was a participant in the FY24 Corporate Bonus Plan due to the fact he was not an executive officer at the start or end of fiscal 2024.

The purpose of both the FY24 Executive Bonus Plan and the FY24 Corporate Bonus Plan was to motivate and reward performance toward the achievement of certain objectives for fiscal 2024, as outlined below. Payments under the FY24 Executive Bonus Plan were based upon the achievement of corporate performance metrics established by the Human Capital Committee and, for Mr. Mouritsen, an additional category based on the achievement of specific operating metrics related to his unique role (e.g., filing of patent applications), which metrics (the "Operating Metrics") were established by our Chief Executive Officer. Similarly, payments under the FY24 Corporate Bonus Plan also were based upon the achievement of certain corporate performance metrics established by our human resources department and reviewed by the Human Capital Committee. Mr. Stagno also received a one-time $30,000 incremental bonus under our FY24 Corporate Bonus Plan (paid in addition to his ordinary FY24 Corporate Bonus Plan payment) in consideration for his service as our Interim Chief Financial Officer. The annual cash bonus targets for each of the named executive officers for fiscal 2024 are set forth below.

Named Executive Officer	Fiscal 2024 Annual Target Cash Payment ($)
Antonio Pietri	900,000
David Baker(1)	325,000
Christopher Stagno(2)	125,528
Mark Mouritsen	325,000
Chantelle Breithaupt	375,000

(1) Mr. Baker's fiscal 2024 annual target cash payment amount is based on him being employed for the entirety of fiscal 2024; however, Mr. Baker commenced his employment with us on June 3, 2024 and was not eligible to receive a bonus payout.

(2) Mr. Stagno's cash bonus target does not include his one-time $30,000 incremental bonus he received in consideration for his services as Interim Chief Financial Officer.

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2024 Proxy Statement

Fiscal 2024 Performance Goals

For fiscal 2024, we selected objectives for the FY24 Executive Bonus Plan consisting of target amounts for growth in annual contract value ("GACV"), free cash flow and adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"). We incorporated the same GACV and free cash flow metrics into the FY24 Corporate Bonus Plan. The FY24 Corporate Bonus Plan did not include an Adjusted EBITDA metric.

For fiscal 2024, the target amounts for these metrics were set as follows:

•GACV target of $115.0 million;
•Free cash flow target of $375.0 million;
•Adjusted EBITDA target of $493.0; and
•Individual Operating Metrics.

ACV is an estimate of the annual value of our portfolio of term license and software maintenance and support ("SMS") contracts and the annual value of SMS agreements purchased with perpetual licenses and the annual value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business. Comparing ACV for different dates can provide insight into the growth and retention rates of our recurring software business because ACV represents the estimated annual billings associated with our recurring license and maintenance agreements at any point in time. Management uses the GACV business metric to evaluate the growth and performance of our business as well as for planning and forecasting purposes. We believe that GACV is a useful business metric to investors as it provides insight into the growth component of our software business and utilizing it as an annual bonus metric is consistent with our pay-for-performance philosophy that is designed to align with the best interest of our stockholders.

For purposes of our bonus plans, free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software development costs, and (c) acquisition and integration planning related payments. This calculation of free cash flow is different from the calculation of free cash flow we use for purposes of our SEC public reporting, which calculation no longer excludes acquisition and integration planning related payments. However, the calculation used for the bonus plans is consistent with how we historically have calculated free cash flow for purposes of determining executive compensation. We believe that free cash flow is a useful measure to investors and therefore an appropriate metric for use in the bonus plan because it permits them to view AspenTech’s performance using tools that AspenTech management uses to gauge progress in achieving goals and as an indication of cash flow that may be available to fund future investments. We also believe that this measure is useful to investors because it is an indication of cash flow that may be available for various capital uses, such as to repay borrowings under our credit facilities or to fund acquisitions or share repurchases, and it is a basis for comparing our performance with that of our competitors.

Adjusted EBITDA is a financial metric that considers our earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and non-GAAP expense adjustment for certain non-cash items. It is calculated as EBITDA less (a) stock-based compensation expense, and (b) acquisition and integration planning related expenses. We believe that comparing Adjusted EBITDA across different periods provides insight into our execution against our ACV and GACV targets, ability to maintain average customer contract term length, the performance of our services businesses, and our expense discipline.

For participants, other than Mr. Pietri, under the FY24 Executive Bonus Plan, the GACV metric was weighted at 40%, the free cash flow metric was weighted at 30%, the Adjusted EBITDA metric was weighted at 20% and the Operating Metric was weighted at 10%. For Mr. Pietri, the GACV metric was weighted at 44.44%, the free cash flow metric was weighted at 33.33% and the Adjusted EBITDA metric was weighted at 22.22% due to the fact that Mr. Pietri did not have an Operating Metric under the FY24 Executive Bonus Plan. Mr. Stagno participated in the FY24 Corporate Bonus Plan rather than the FY24 Executive Bonus Plan. Under the FY24 Corporate Bonus Plan, the GACV metric was weighted at 60% and the free cash flow metric was weighted at 40%. Under either plan, in order for a bonus to be payable for achievement of any metric, we must achieve at least 70% of that metric. In fiscal 2024, achievement of above-target performance did not increase the bonus amount, i.e., the maximum bonus award was 100% of the target. We believe this was an appropriate and effective way to link incentive compensation to corporate performance without encouraging excessive risk taking. In addition, the Chief Executive Officer (in the case of his direct reports) and the Human Capital Committee (in the case of the Chief Executive Officer) might reduce any award otherwise payable under the FY24 Executive Bonus Plan by up to ten percent in his or its discretion.

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2024 Proxy Statement

In fiscal 2024, performance against the metrics was evaluated at mid-year and at year-end. A mid-year payment based on performance against mid-year targets for GACV, free cash flow and Adjusted EBITDA (in the case of bonuses paid under the FY24 Executive Bonus Plan), not to exceed 25% of the annual bonus target, was made to executives based on those results. If an executive’s employment terminated prior to the end of the performance period, eligibility for any payment would be subject to the retention agreement then in effect between us and the executive, as further outlined below. If mid-year payments were made and we underachieved the metrics for the full year, each executive would be required to refund the amount by which the executive’s mid-year payment exceeded the total amount the executive was entitled to receive for the year. In addition to awards based on the performance metrics established under the bonus plans, the Human Capital Committee might make a discretionary award to an executive in such amount as the Human Capital Committee determines to be appropriate and in our best interests. No discretionary award was made to any named executive officer in fiscal 2024.

The Human Capital Committee confirmed achievement of the performance metrics following the end of the fiscal 2024, with GACV of $83.5 million, free cash flow of $335.3 million and Adjusted EBITDA of $462.8 million. Additionally, Mr. Mouritsen was deemed to have achieved his Operating Metrics at the 100% level.
Bonuses for achievement of these metrics were paid as shown in the following table:

Named Executive Officer	Fiscal 2024 Annual Target Cash Payment ($)	Total Bonus Earned for Fiscal 2024 ($)
Antonio Pietri	900,000	664,339
David Baker(1)	325,000	—
Christopher Stagno(2)	125,528	122,234
Mark Mouritsen	325,000	251,922
Chantelle Breithaupt	375,000	38,710

(1)     Mr. Baker's fiscal 2024 annual target cash payment amount is based on him being employed for the entirety of fiscal 2024; however, Mr. Baker commenced his employment with us on June 3, 2024 and was not eligible to receive a bonus payout.
(2)     Mr. Stagno's cash bonus target does not include his one-time $30,000 incremental bonus he received in consideration for his services as Interim Chief Financial Officer.
Equity Awards

As part of the Human Capital Committee’s commitment to aligning executive compensation with the creation of long-term stockholder value and in response to feedback we received during our fiscal 2023 stockholder outreach, the Human Capital Committee engaged with its independent outside compensation consultant, WTW, to evaluate the design of our executive long-term incentive plan ("LTI"). This review identified an opportunity to enhance the alignment of the LTI design with our corporate strategy, stockholder interests and our pay-for-performance philosophy. Accordingly, the Human Capital Committee approved the removal of stock options as a component of the LTI program and the introduction of performance share units, or PSUs, as a new component, beginning in July 2023.

The inclusion of PSUs is intended to better align the interests of our executives with our long-term success and sustainable growth, while also providing a clear and performance-driven framework for executive compensation. Replacing stock options with PSUs establishes a direct connection between executive incentives and the achievement of specifically identified strategic and financial goals, thereby reinforcing the alignment of executives with stockholder interests in a more targeted manner than stock option awards. The PSUs are tied to pre-determined performance metrics and goals that are closely aligned with our long-term objectives to ensure that executives are rewarded based on their ability to attain those metrics.

The Board and the Human Capital Committee approved the annual program awards for fiscal 2024 in July 2023. In connection with the grant of such awards, the Human Capital Committee reviewed peer group data in line with the Human Capital Committee’s general approach to target equity compensation at or near the median. The Human Capital Committee also considered each executive’s performance and level of contribution when determining the overall value of fiscal 2024 equity awards. Informed by recommendations received from WTW, our fiscal 2024 LTI design for named executive officers consisted of 50% of RSUs and 50% of PSUs. This represented an increase in “at-risk,” performance-based compensation for our executives from fiscal 2023 when our LTI design consisted of 65% of RSUs and 35% of stock options. In addition, the vesting period for RSUs was reduced in fiscal 2024 from four years to three years (vesting quarterly in equal installments) to better align with current market practices.

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2024 Proxy Statement

Each grant of PSUs made in fiscal 2024 has a three-year performance period with defined operating performance targets set by the Human Capital Committee at the beginning of the period based on our current three-year operating plan. The Human Capital Committee set a performance target for PSUs granted during fiscal 2024 based on the sum of: (a) the percentage of GACV during the fiscal 2024 through fiscal 2026 performance period (the “Performance Period”) and (b) free cash flow as a percentage of ACV during the Performance Period. The Human Capital Committee has identified the GACV and free cash flow margin metrics as important to increasing the value of our common stock, and their use in the PSUs is intended to further align the financial interests of executives with those of our stockholders.

For these awards granted, the potential payouts as measured at the end of the Performance Period would be as follows:

•if the sum of the two performance metrics is less than 48%, there would be no payout;
•if the sum of the two performance metrics is at least 48%, the payout would be 50% of the total number of shares subject to the PSU award;
•if the sum of the two performance metrics is at least 53%, the payout would be 100% of the total number of shares subject to the PSU award; and
•if the sum of the two performance metrics is 60% or more, the payout would be the maximum payout of 175% of the total number of shares subject to the PSU award.

Payouts in the event of results in between the thresholds described above are determined based upon linear interpolation. Shares of our common stock will be issued in settlement of vested PSUs as soon as reasonably practical after the end of the Performance Period.

Participants also have the opportunity to earn an early payout of a portion of the PSU award. In the event that the sum of the two metrics is 53% or higher in either FY24 or FY25, then 25% of total PSUs granted (at target) would vest with respect to that fiscal year’s results (with such vesting to occur following the completion of the applicable fiscal year).

Potential payouts with respect to the PSUs (not taking into account the early vesting potential) are illustrated by the table below:

INTERPOLATED PSU PAYOUT CURVE**
PSU'S' EARNED AS A % OF TARGET
200%
180%
160%
140%
120%
100%
80%
60%
40%
20%
0%
47
49
51
53
55
57
59
61
63
65
'RULE OF' RESULT ACHIEVED
48, 50%
53, 100%
60, 175%
65, 175%

In June 2024, Mr. Baker received a new hire equity grant of RSUs with a grant date value of $437,500 that will vest in equal quarterly installments over a three-year period. In addition, Mr. Stagno received a retention equity grant in the form of RSUs with a grant value of $250,000 and a grant date fair value of $227,055. On October 23, 2024, 50% of Mr. Stagno's RSUs

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vested, and the remaining 50% will vest on October 23, 2025. The awards issued to our named executive officers in fiscal 2024 are as follows:

Named Executive Officer	Type of Equity Award	Value of Equity Award ($)
Antonio Pietri	Restricted Stock Units	5,000,000
	Performance Stock Units	5,000,000
David Baker(1)	Restricted Stock Units	437,500
	Performance Stock Units	—
Christopher Stagno(2)	Restricted Stock Units	150,000
	Performance Stock Units	100,000
Mark Mouritsen	Restricted Stock Units	800,000
	Performance Stock Units	800,000
Chantelle Breithaupt	Restricted Stock Units	1,500,000
	Performance Stock Units	1,500,000

(1)     Mr. Baker commenced his employment as Senior Vice President, Chief Financial Officer and Treasurer with us on June 3, 2024, at which time he received RSUs with a grant value of $437,500.

(2) Mr. Stagno was announced as our Senior Vice President and Interim Chief Financial Officer on October 19, 2023 and he received an additional RSU grant consisting of 1,255 RSUs with a grant value of $250,000 and a grant date fair value of $227,055, in connection with his appointment. Mr. Stagno served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 through June 3, 2024. To determine the number of RSUs granted we divide the grant value by the 20-day average market price preceding the grant date. As a result, the grant value will vary from the grant date fair value of the RSUs due to stock price volatility.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits under these plans that are not otherwise available to all employees.

Stock Ownership Guidelines

We maintain stock ownership guidelines requiring each of our named executive officers to own our stock (including unvested RSUs (but specifically excluding PSUs) as well as the number of net shares issuable on exercise of vested, unexercised stock options) with a value related to each individual’s annual salary. Under these guidelines, our Chief Executive Officer is required to own stock with a value equal to at least five times his annual base salary, and each of our other named executive officers is required to hold stock with a value of at least three times the officer’s annual base salary. New named executive officers have five years from the date that they become named executive officers to reach the applicable ownership threshold. As of the record date, all our named executive officers are in compliance with our stock ownership guidelines. We also maintain stock ownership guidelines for our non-employee directors, which are described below in “Director Compensation-Director Stock Ownership Guidelines.”

Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under federal securities laws. Subject to very limited exceptions for instances in which recovery would be impracticable, we will recover from any current or former executive officers who received incentive compensation (whether in the form of cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy applies to all incentive-based compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure, including measures determined and presented in accordance with GAAP, measures that are derived wholly or in part from those measures, our stock price and our total stockholder return. This policy is administered by the Human Capital Committee.

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Potential Severance and Change in Control Benefits

Each of Messrs. Pietri, Baker and Stagno are participants under the Aspen Technology, Inc. Executive Retention Plan (the “Executive Retention Plan”). The Executive Retention Plan, as well as the provisions of the applicable equity plans and equity award agreements, may provide severance or change in control benefits to our named executive officers in the event of the termination of the applicable executive’s employment under specified circumstances, including certain terminations following a change in control. We have provided more detailed information about these potential benefits, along with estimates of value under various circumstances, in the table below under “Employment and Change in Control Agreements.” We believe these benefits assist in our efforts to maintain a competitive position in terms of attracting and retaining key executives. We also believe that these arrangements support decision-making by our named executive officers that is in the best interests of our stockholders, thus enabling our executives to focus on company priorities.

Change in control benefits under the Executive Retention Plan are structured as “double trigger” benefits. In other words, the occurrence of a change in control, standing alone, does not in and of itself trigger the payment of benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control and under the circumstances described below under “Employment and Change in Control Agreements.” We believe this “double trigger” approach also aligns with best practices and the practices of our peers.

Tax and Accounting Considerations

The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or the "Code", generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-
based compensation paid to our “covered employees” could be structured to be excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously available exclusion for performance-based compensation is generally no longer available after 2018. The Human Capital Committee considers tax deductibility as one of many factors in determining executive compensation and retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by us.

Risk Analysis of Compensation Policies and Programs

The Human Capital Committee has reviewed the compensation policies generally applicable to our employees and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short- and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our non-employee directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring non-employee directors and named executive officers to hold a significant position in our stock during their period of service to the company.

Conclusion

Through the compensation arrangements described above, a significant portion of each executive’s compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely aligned with our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The Human Capital Committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The Human Capital Committee believes the executive compensation program is reasonable relative to our peer group. The Human Capital Committee also believes that the compensation program gives each executive appropriate incentives, based on the executive’s responsibilities, achievements and ability to contribute to our performance. Finally, the Human Capital Committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

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2024 Proxy Statement

Executive Compensation

Summary Compensation Table for Fiscal 2024

As required by SEC rules, the following table contains information regarding compensation earned during fiscal 2024, 2023, 2022 transition period (October 1, 2021 through June 30, 2022) and the last fiscal year ended September 30, 2021 by our named executive officers, who consist of Antonio J. Pietri, our President and Chief Executive Officer; David J. Baker, our Senior Vice President, Chief Financial Officer and Treasurer; Christopher Stagno, our Corporate Vice President and Chief Accounting Officer; Mark Mouritsen, our former Senior Vice President and Chief Legal Officer; and Chantelle Breithaupt, our former Senior Vice President, Chief Financial Officer and Treasurer. Compensation paid prior to the Closing of the Emerson Transactions was paid by Heritage AspenTech.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation($)(2)	All Other Compensation($)(3)	Total($)
Antonio Pietri President and Chief Executive Officer	2024	750,000	—	10,115,548	—	664,639	11,259	11,541,446
	2023	750,000	—	—	—	642,150	10,167	1,402,317
	2022	468,750	—	7,800,162	6,065,925	600,000	7,175	14,942,012
	2021	600,000	—	4,649,941	2,839,705	320,000	9,273	8,418,919
David Baker(4) Senior Vice President, Chief Financial Officer and Treasurer	2024	35,417	—	407,311	—	—	37	442,765
Christopher Stagno(5) Corporate Vice President and Chief Accounting Officer	2024	342,543	30,000(6)	480,225	—	92,234	528	945,530
Mark Mouritsen Former Senior Vice President and Chief Legal Officer	2024	391,401	—	1,618,736	—	251,922	13,127	2,275,186
	2023	152,163	—	1,987,628	753,908	92,120	3,986	2,989,805
Chantelle Breithaupt(7) Former Senior Vice President, Chief Financial Officer and Treasurer	2024	228,525	—	3,034,936	—	38,710	7,131	3,309,302
	2023	450,000	—	1,916,671	1,229,791	267,563	136,326	4,000,351
	2022	318,750	—	637,545	—	225,000	7,509	1,188,804
	2021	223,670	—	1,527,637	980,373	33,205	6,120	2,771,005

(1)    Amounts shown represent aggregate grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs, PSUs and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock at the time of grant based on the market closing price of our stock on the trading day prior to the grant date. For a description of the assumptions relating to our valuations of the RSUs, PSUs, and stock options, see note 13 to the consolidated and combined financial statements included in our Annual Report on Form 10-K for fiscal 2024, filed with the SEC on August 13, 2024 which identifies assumptions made in the valuation of option awards. To determine the number of shares granted the company divides the grant value by the 20-day average market price preceding the grant date. The values reported in this column represent the grant date value of the equity grant as stated above. As a result the original award value will vary from the grant date fair value of the shares due to stock price volatility.
(2)    Prior to the Closing of the Emerson Transactions, amounts shown consist of awards based on performance under Heritage AspenTech’s 2022 Executive Bonus Plan and equivalent predecessor plans for each respective fiscal year. The amounts shown for each named officer (other than Mr.

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2024 Proxy Statement

Stagno) in fiscal year 2024 consist of awards based on performance under our FY24 Executive Bonus Plan. The amount shown for Mr. Stagno for fiscal year 2024 consists of an award based on performance under our FY24 Corporate Bonus Plan.

(3) Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance premiums.

(4)    Mr. Baker commenced his employment with us as our Senior Vice President, Chief Financial Officer and Treasurer, effective June 3, 2024. Accordingly, his salary amount in fiscal 2024 reflects the prorated amount of his salary from such date. Mr. Baker was not eligible to receive a bonus payout under the FY24 Executive Bonus Plan.
(5)    Mr. Stagno served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 through June 3, 2024. He received an additional $5,000 in base salary in each month he held the position of Interim Chief Financial Officer, beginning with the month of January 2024. The additional $5,000 per month in base salary ceased as of the date he no longer held the position of Interim Chief Financial Officer. Mr. Stagno also received a one-time $30,000 incremental bonus under the FY24 Corporate Bonus Plan to be paid in addition to his FY24 corporate bonus payment under the same plan. Finally, on October 23, 2023, Mr. Stagno received a retention equity grant award in the form of RSUs with a grant value of $250,000 and a grant date fair value of $227,055. To determine the number of RSUs granted, we divide the grant value by the 20-day average market price preceding the grant date. As a result, the grant value will vary from the grant date fair value of the RSUs due to stock price volatility. On October 23, 2024, 50% of Mr. Stagno's RSUs vested, and the remaining 50% will vest on October 23, 2025.
(6)    The bonus in this column was paid to Mr. Stagno in connection with his tenure as Interim Chief Financial Officer.
(7)    Ms. Breithaupt resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective December 31, 2023. Accordingly, her salary amount in fiscal 2024 reflects the prorated amount of her salary through her termination date.
Grants of Plan-Based Awards for Fiscal 2024
The following table shows all plan-based awards granted to our named executive officers during fiscal 2024. The equity awards granted in fiscal 2024 identified in the table below are also reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End.” For additional information regarding the non-equity incentive plan awards, please refer to “Compensation Discussion and Analysis- Reasons for Providing and Manner of Structuring the Key Compensation Elements.”

Grants Of Plan-Based Awards Table

Name	Grant Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)
Antonio Pietri		N/A	450,000	900,000	900,000
	RSU(4)	9/1/23				26,071	5,057,774
	PSU(5)	9/1/23				26,071	5,057,774
David Baker		N/A	162,500	325,000	325,000
	RSU(6)	6/17/2024				2,076	407,311
Christopher Stagno		N/A	62,764	125,528	125,528
	RSU(4)	9/1/23				783	151,902
	PSU(5)	9/1/23				522	101,268
	RSU(7)	10/23/23				1,255	227,055
Mark Mouritsen(8)		N/A	162,500	325,000	325,000
	RSU(4)	9/1/2023				4,172	809,368
	PSU(5)	9/1/2023				4,172	809,368
Chantelle Breithaupt(9)		N/A	187,500	375,000	375,000
	RSU(4)	9/1/2023				7,822	1,517,468
	PSU(5)	9/1/2023				7,822	1,517,468

(1)    Consists of performance-based cash incentive bonus awards under the FY24 Executive Bonus Plan or the FY24 Corporate Bonus Plan, as applicable. Actual amounts of awards are set forth in the summary compensation table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.
(2) Represents RSUs and PSUs granted under the 2022 Omnibus Incentive Plan. For additional information regarding vesting of these awards, see “Compensation Discussion and Analysis-Reasons for Providing and Manner of Structuring the Key Compensation Elements-Equity Compensation.”

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(3)    Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs and PSUs granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. To determine the number of RSUs granted, we divide the grant value by the 20-day average market price preceding the grant date. As a result, the grant value will vary from the grant date fair value of the shares due to stock price volatility. For a description of the assumptions relating to our valuations of the RSUs and PSUs, see note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2024, filed with the SEC on August 13, 2024.
(4)    RSUs vest quarterly in equal amounts (subject to rounding) over a period of three years, subject to the named executive officers continuous service with us.
(5)    PSUs vest on a cliff basis after three years based upon the achievement of predefined performance goals, with the ability for 25% of granted awards to vest on an accelerated basis after each of the first two years. Up to 175% of the PSUs could vest upon achievement of the performance goals. Conversely, if a minimum performance goal is not met, none of the PSUs will vest.
(6)    Represents RSUs granted in connection with the hiring of Mr. Baker on June 3, 2024, which vest quarterly in equal amounts (subject to rounding) over a period of three years, subject to Mr. Baker's continuous services with us.
(7)    Mr. Stagno served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 through June 3, 2024. He received an RSU award with a grant value of $250,000 and a grant date fair value of $227,055. On October 23, 2024, 50% of Mr. Stagno's RSUs vested, and the remaining 50% will vest on October 23, 2025. To determine the number of RSUs granted, we divide the grant value by the 20-day average market price preceding the grant date. As a result, the grant value will vary from the grant date fair value of the RSUs due to stock price volatility.
(8)    Mr. Mouritsen resigned effective July 25, 2024. As of this date all unvested stock options, RSUs and PSUs were cancelled.
(9)    Ms. Breithaupt resigned effective December 31, 2023. As of this date all unvested stock options, RSUs and PSUs were cancelled.

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2024 Proxy Statement

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2024 by the named executive officers:

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)(1)	Option Expiration Date(2)	Number of Shares or Units that have not Vested (#)	Market Value of shares or Units of stock that have not vested ($)(3)
Antonio Pietri	12,834	—(4)	$49.81	8/2/2025	—(4)	—
	34,324	—(5)	$51.03	8/31/2026	—(5)	—
	26,074	—(6)	$70.99	8/31/2027	—(6)	—
	42,137	—(7)	$129.48	9/3/2028	—(7)	—
	39,209	—(8)	$149.50	9/2/2029	—(8)	—
	60,308	4,023(9)	$146.48	12/27/2030	1,987(9)	394,678
	44,214	14,742(10)	$145.35	8/31/2031	7,943(10)	1,577,718
	42,105	32,746(11)	$193.49	5/31/2032	17,633(11)	3,502,443
					17,371(14)	3,450,402
					26,071(15)	5,178,483
David Baker	—	—	—	—	2,076(17)	412,356
Christopher Stagno	1,612	119	138.93	9/13/2030	90(9)	17,877
	1,105	377	145.35	8/31/2031	326(10)	64,753
	448	451	210.60	8/31/2032	440(12)	87,397
					520(14)	103,288
					522(15)	103,685
					1,255(16)	249,281
Mark Mouritsen(18)	2,890	6,357(13)	$200.73	2/5/2033	3,894(13)	773,465
					2,780(14)	552,191
					4,172(15)	828,684
Chantelle Breithaupt(19)	—	—	—	—	—	—

(1)    Each option has an exercise price equal to the fair market value of our common stock (or, in the case of awards granted by Heritage AspenTech, the fair market value of Heritage AspenTech common stock) at the time of grant based on the market closing price of our stock on the trading day prior to the grant date. Awards and exercise prices outstanding prior to the Closing of the Emerson Transactions were adjusted in connection with the Emerson Transactions and the reported numbers are on an as-adjusted basis.
(2) The expiration date of each option occurs ten years after the grant of such option.

(3)    The closing price of our common stock on the Nasdaq Global Select Market on June 28, 2024 was $198.63.
(4)    These options and stock awards were granted by Heritage AspenTech on August 3, 2015. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(5)    These options and stock awards were granted by Heritage AspenTech on September 1, 2016. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(6)    These options and stock awards were granted by Heritage AspenTech on September 1, 2017. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2017 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

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(7)    These options and stock awards were granted by Heritage AspenTech on September 4, 2018. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 29, 2018 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(8)    These options and stock awards were granted by Heritage AspenTech on September 3, 2019. The shares underlying these options and stock awards vested in 16 equal quarterly installments, commencing on September 30, 2019 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(9)    These options and stock awards were granted by Heritage AspenTech on December 28, 2020. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on December 31, 2020 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(10)    These options and stock awards were granted by Heritage AspenTech on September 1, 2021. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2021 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(11)    These options and stock awards were granted by us on June 1, 2022. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on June 30, 2022 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(12)    These options and stock awards were granted by us on September 1, 2022. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2022 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(13)    These options and stock awards were granted by us on February 6, 2023. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on June 30, 2023 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(14)    These stock awards were granted by us on September 1, 2023. The shares underlying these stock awards vest in 12 equal quarterly installments, commencing on September 29, 2023 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(15)    The PSUs were granted by us on September 1, 2023. These PSUs vest on a cliff basis after three years based upon the achievement of predefined performance goals, with the ability for 25% of granted awards to vest on an accelerated basis after each of the first two years. Up to 175% of the PSUs could vest upon achievement of the performance goals. Conversely, if a minimum performance goal is not met, none of the PSUs will vest.
(16)    These RSUs were granted by us on October 23, 2023. Mr. Stagno was announced as Senior Vice President and Interim Chief Financial Officer, effective January 1, 2024, on October 19, 2023 and received 1,255 RSUs, 50% of which vested on October 23, 2024 and the remaining 50% of which will vest on October 23, 2025. He served as Senior Vice President and Interim Chief Financial Officer from January 1, 2024 through June 3, 2024.
(17)    These stock awards were granted by us on June 17, 2024. The shares underlying these stock awards vest in 12 equal quarterly installments, commencing on September 30, 2024 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.
(18)    Mr. Mouritsen resigned from the company effective July 25, 2024. Shares underlying his then outstanding options were either exercised or remain exercisable for 90 days post termination. All unvested stock options, RSUs and PSUs were cancelled.
(19)    Ms. Breithaupt resigned from the company effective December 31, 2023. Shares underlying her then outstanding options and stock awards were either forfeited within the terms of the associated stock plans in accordance with the termination provisions or were exercised.
Option Exercises and Stock Vested in 2024

The following table details options that were exercised by our named executive officers during fiscal 2024 and shares of common stock that vested during fiscal 2024 under RSUs held by those named executive officers:

Option Exercises and Stock Vested in Fiscal 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio Pietri	—	—	34,653	7,203,482
David Baker	—	—	—	—
Christopher Stagno	—	—	2,254	446,497
Mark Mouritsen	—	—	2,810	584,139
Chantelle Breithaupt	25,201	709,595	7,910	1,577,993

(1)    With respect to shares acquired upon vesting of RSUs, each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 19,933; Christopher Stagno, 1,567; Mark Mouritsen, 1,760; and Chantelle Breithaupt, 4,431.

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2024 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all our equity compensation plans in effect as of the end of fiscal 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($/Share)	Number of securities remaining available for future issuance under equity compensation plans (#)(2)
Equity compensation plans approved by security holders	758,907	143.56	3,956,982
Equity compensation plans not approved by security holders	—	—	—
Total	758,907	143.56	3,956,982

(1)    Includes (i) 292,105 outstanding stock options from the Heritage AspenTech 2010 Equity Incentive Plan and 248,338 outstanding stock options from the Heritage AspenTech 2016 Equity Incentive Plan, which were assumed in connection with the Emerson Transactions and (ii) 218,464 outstanding stock options from our 2022 Omnibus Incentive Plan.
(2)    Includes 3,828,035 shares available for issuance under our 2022 Omnibus Incentive Plan and 128,947 shares available for issuance under our 2022 Employee Stock Purchase Plan.
CEO Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring the annual disclosure of the ratio of our median employee’s total annual compensation to the total annual compensation of our Chief Executive Officer, Antonio Pietri. For fiscal 2024, our CEO pay ratio was determined to be as follows:

•The annual total compensation of our median employee was $82,851.
•Our CEO’s total annual compensation, as reported in the Summary Compensation Table in this Proxy Statement, was approximately 139 times that of our median employee.

In accordance with the SEC's pay ratio rules, we utilized the same median employee for our fiscal 2024 pay ratio calculation as we did for our fiscal 2023 pay ratio calculation. The employee was identified by using our employee population as of June 30, 2023. To affirm that there have been no significant changes to our employee population or employee compensation arrangements since fiscal 2023 that would materially impact our fiscal 2024 pay ratio, we conducted a thorough review, including:

•Workforce Composition: We assessed any changes in employee headcount, role distributions and significant shifts in employee demographics. This review confirmed that overall workforce composition has remained stable, with no substantial changes that would impact the median employee’s compensation such that it would materially impact the pay ratio.
•Compensation Policies: We examined adjustments to salary ranges, bonus structures and other compensation-related modifications. This review indicated that these adjustments did not significantly alter the median employee’s total compensation such that it would materially impact the pay ratio.
•Organizational Structure: We evaluated any major shifts in our structure or departmental realignments. This assessment revealed that organizational changes have not materially impacted the compensation practices or the median employee’s compensation such that it would materially impact the pay ratio.

Based on this review, we have determined that there have been no significant changes to our employee population or employee compensation arrangements that would prevent us from using the same median employee for our fiscal 2024 pay ratio calculation. For further details on the process used to identify our 'median employee' in this proxy statement please refer to our 2023 proxy statement.

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Employment and Change in Control Agreements

On May 2, 2024, the Human Capital Committee approved the Executive Retention Plan. Each of Messrs. Baker and Stagno became participants under the Executive Retention Plan, effective as of May 2, 2024. In light of the expiration of the term of the previously-effective Restated Executive Retention Agreement between us and Mr. Pietri (which agreement expired pursuant to its terms on May 16, 2024 without payments being made thereunder), the Board selected Mr. Pietri to participate in the Executive Retention Plan, effective as September 19, 2024. Mr. Pietri participates in the Executive Retention Plan generally on the same terms and conditions as other participants, except as noted below. Mr. Mouritsen also was a participant under the Executive Retention Plan until he submitted his voluntary resignation on June 12, 2024.

The Executive Retention Plan provides for severance payments and benefits to participants upon a termination of employment either by us without “Cause” or a resignation by the participant for “Good Reason” (as such terms are defined in the Executive Retention Plan). In the event of such a qualifying termination which occurs outside the context of a “Change in Control” or “Control Event” (which are described below), participants are entitled to previously accrued compensation and benefits and the following severance payments and benefits:

•    Payment of cash severance over the 12-month period (or 18-month period in the case of Mr. Pietri) following the participant’s termination date equal to the sum of (a) 12 months (or 18 months in the case of Mr. Pietri) of the participant’s base salary and (b) the participant’s target annual cash bonus, pro-rated for the portion of the fiscal year which has elapsed as of the date of the termination (less any previously paid bonus amounts);
•    An additional cash payment, payable in a lump sum in an amount equal to 12 times (or 18 times in the case of Mr. Pietri) the monthly employer portion of the premium for the same level of coverage, including dependents, provided to the participant under our group health benefit plans immediately before the termination date; and
•    If and to the extent determined to be appropriate by the Board, company-paid outplacement services.

If the qualifying termination occurs during the 12 month period immediately following a Change in Control (as defined in the Executive Retention Plan, generally as an event that causes Emerson to cease to own at least 50% of either (x) the then-outstanding shares of our common stock or (y) the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors), (i) the cash severance and the payment in respect of benefit premiums described in the first and second bullets above will be paid in a lump sum and (ii) the participant will also be entitled to full vesting of each then-unvested equity or equity-based award held by the participant, with any awards that are subject to the attainment of performance criteria vesting at the target level of performance (or, if determinable and greater, the actual level of performance).

If the qualifying termination occurs during the 12 month period following a Control Event (as defined in the Executive Retention Plan, generally as the acquisition by Emerson of 90% or more of either (x) the then-outstanding shares of our common stock or (y) the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors), then the cash severance and the payment in respect of benefit premiums described in the first and second bullets above will also be paid in a lump sum and the participant will be entitled to the following treatment of unvested equity or equity based awards (unless an award is both granted following the adoption of the Executive Retention Plan and is specifically excepted pursuant to its terms from the following equity treatment):

•    Equity awards which are subject to only time-based vesting conditions will vest with respect to the portion of the award which would have become vested in the one-year period (or 18-month period in the case of Mr. Pietri) immediately following the termination had the participant remained employed; and
•    Equity awards which are subject to performance-based vesting conditions will (a) be converted into a time-based vesting award, vesting in equal annual tranches at the target level of performance and (b) be vested as to the portion of the award which would have vested on the time vesting schedule described in clause (a), commencing on the date of grant and ending on the one-year anniversary (or 18-month anniversary in the case of Mr. Pietri) of the qualifying termination.

The Plan is administered by the Board. All payments and other benefits under the Plan are subject to applicable withholding obligations and are conditioned upon the participant’s release of claims against us.

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Potential Payments Upon Termination or Change in Control

The following table sets forth estimated compensation, if any, that would have been payable to each of our named executive officers under three scenarios outlined below, assuming the termination took place on June 30, 2024:

Potential Payments Upon Termination Or Change In Control Table

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Stock Awards ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)
Antonio Pietri(6)
•Termination without Cause or resignation for Good Reason in the absence of a Change in Control or Control Event	2,475,851	—	—	27,392	45,000	2,548,242
•Termination without Cause or resignation for Good Reason following a Change in Control	2,475,851	1,163,568	14,103,723	27,392	45,000	17,815,533
•Termination without Cause or resignation for Good Reason following a Control Event	2,475,851	1,139,573	9,288,733	27,392	45,000	12,976,548
David Baker
•Termination without Cause or resignation for Good Reason in the absence of a Change in Control or Control Event	750,567	—	—	19,489	45,000	815,056
•Termination without Cause or resignation for Good Reason following a Change in Control	750,567	—	412,536	19,489	45,000	1,227,412
•Termination without Cause or resignation for Good Reason following a Control Event	750,567	—	137,452	19,489	45,000	952,508
Christopher Stagno
•Termination without Cause or resignation for Good Reason in the absence of a Change in Control or Control Event	439,913	—	—	19,489	45,000	534,403
•Termination without Cause or resignation for Good Reason following a Change in Control	439,913	27,191(2a)	626,280	19,489	45,000	1,187,874
•Termination without Cause or resignation for Good Reason following a Control Event	439,913	27191(2b)	337,274	19,489	45,000	898,867

(1)    Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.
(2)    Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and a hypothetical price of $198.63, which was the closing price of our common stock on June 28, 2024.
(a) This number does not include stock options 451 shares of Mr. Stagno's stock options that were "underwater" as of June 30, 2024.

(b) This number does not include stock options 224 shares of Mr. Stagno's stock options that were "underwater" as of June 30, 2024.
(3)    Amounts shown represent the value of RSUs and PSUs upon the applicable triggering event described in the first column, based on the closing price of $198.63 of our common stock on June 28, 2024.

(4)    Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.

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(5)    Amounts shown represent the maximum value of outplacement benefits. The information presented contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which are based on our current plans and expectations regarding such payments. The actual amounts may differ materially from what is disclosed.

(6)    Mr. Pietri did not become a participant under the Executive Retention Plan until September 19, 2024. However, for purposes of this table, we have calculated Mr. Pietri's potential payments as if he was a participant under the Executive Retention Plan on June 30, 2024.

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Pay Versus Performance Table
The following table sets forth pay versus performance information with respect to the relationship between “compensation actually paid” to our named executive officers ("NEOs"), including our principal executive officer ("PEO"), as calculated in accordance with Item 402(v) of Regulation S-K, during the fiscal years provided and certain measures of our financial performance:

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(5)(3)	Total Shareholder Return ($)(6)	Peer Group Total Shareholder Return ($)(5)(6)	Net (Loss) Income (in millions) ($)(7)	Company Selected Measure: Free Cash Flow (in millions)($) (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	11,541,446	14,998,333	1,743,196	1,430,854	160	231	(9.8)	335.3
2023	1,402,317	1,563,665	3,283,280	2,806,033	135	178	(107.8)	303.6
2022(9)(10)	14,942,012	22,840,589	1,489,105	2,273,192	148	141	53.1	286.0
2021	8,418,919	12,937,351	2,252,903	1,910,354	111	184	(20.6)	277.5

(1)    Antonio Pietri served as our PEO for 2024, 2023, 2022 and 2021. The dollar amount reported in column (b) is the amount of total compensation paid to Mr. Pietri for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Pietri, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Pietri during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Pietri’s total compensation for each year to determine the compensation actually paid.

PEO	2024	2023	2022	2021
Summary Compensation Table Total	11,541,446	1,402,317	14,942,012	8,418,919
Subtract: Grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	10,115,548	—	13,866,087	7,489,646
Add: Fair values as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY(1)(a)	8,628,885	—	11,495,279	9,731,911
Add: the change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	994,041	(1,999,636)	7,213,670	(137,935)
Add: for awards that are granted and vest in the same FY, the fair value as of the vesting date	1,818,996	—	766,494	2,007,510
Add: the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior FY) of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	2,130,513	2,160,984	2,289,221	406,592
Subtract: for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the fair value at the end of the prior FY	—	—	—	—
Compensation Actually Paid to PEO	14,998,333	1,563,665	22,840,589	12,937,351

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(3)    Fair Value of equity awards are determined as follows:

1.RSUs are value based on the closing stock price on the applicable year-end date(s) or, in the case of vesting dates, the closing price on the applicable vesting date.

2.For stock options, a Black Scholes value ("BSV") as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected term set using an elapsed term approach. This approach calculates expected term by subtracting the amount of time that has elapsed (between the grant and subsequent valuation dates) from the initial grant-date expected term estimate. Volatility, risk-free rates and dividend yields are determined as of revaluation date based on the expected term.

(4)    The dollar amounts reported in column (d) represent the average of the amounts paid to our NEOs as a group (excluding our PEO) in the “Total” column of the Summary Compensation Table in each applicable year. NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Ms. Breithaupt and Messrs. Baker, Mouritsen and Stagno; (ii) for 2023, Ms. Breithaupt and Mr. Mouritsen; (iii) for 2022, Ms. Breithaupt; and (iv) for 2021, Ms. Breithaupt.

(5)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation of the NEOs as a group (other than our PEO) for each year to determine the compensation actually paid.

Non-PEO NEOs	2024	2023	2022	2021
Average Summary Compensation Table Total	1,743,196	3,283,280	1,489,105	2,252,903
Subtract: average grant date fair values of equity awards reported in “Stock Awards” column of the SCT for the covered FY	1,385,302	2,583,381	1,109,681	1,877,862
Add: average fair value as of the end of the covered FY of all equity awards granted during the covered FY that are outstanding and unvested as of the end of such covered FY (1)(a)	643,601	1,146,096	802,658	1,242,732
Add: the average change in fair value (whether positive or negative) as of the end of the covered FY of any equity awards granted in any prior FY that are outstanding and unvested as of the end of such covered FY	88,418	(154,912)	823,433	(5,405)
Add: for awards that are granted and vest in the same FY, the average fair value as of the vesting date	182,843	749,038	78,452	283,110
Add: the average change in fair value (whether positive or negative) as of the vesting date of any awards granted in any prior FY for which all applicable vesting conditions were satisfied at the end of or during the covered FY	158,098	365,912	189,225	14,876
Subtract: for any awards granted in any prior FY that failed to meet the applicable vesting conditions during the covered FY, the average fair value at the end of the prior FY	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEOs	1,430,854	2,806,033	2,273,192	1,910,354

(6)    Cumulative TSR for each fiscal year shown in the Pay Versus Performance Table is the change in the value of the initial $100 investment at the measuring point over the relevant measuring period. The peer group used for this purpose is the following published industry index: the Nasdaq Composite Index.

(7)    The dollar amounts reported represent the amount of net (loss) income reflected in our audited financial statements for the applicable year.

(8)    The dollar amounts reported represent free cash flow as utilized for the FY24 Executive Bonus Plan calculated as: net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software development costs and (c) acquisition and integration planning related payments. This calculation of free cash flow is different from the calculation of free cash flow we use for purposes of our SEC public reporting, which such calculation no longer excludes acquisition and integration planning related payments. Prior to 2023, the existing company structure did not exist, therefore the free cash flow results utilized in the table for 2021 and 2022 are based on free cash flow results of Heritage AspenTech as reported in the respective proxy disclosures for each of these years. Although we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that free cash flow, is the financial performance measure that, in our assessment, represents the most important financial performance measure that is not otherwise required to be disclosed in the Pay Versus Performance table used by us to link compensation actually paid to our NEOs (as computed in accordance with Item 402(v) of Regulation S-K), for the most recently completed fiscal year, to our performance.

(9)    Information reported for periods prior to the closing of the Emerson Transactions in May 2022 are based on compensation paid to the Heritage AspenTech named executive officers and Heritage AspenTech's performance.

(10)    Represents the nine-month transition period (October 1, 2021 through June 30, 2022).

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Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with our performance, not all of those measures are presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and do not consider compensation actually paid in any fiscal year (as computed in accordance with Item 402(v) of Regulation S-K) in determining or evaluating executive compensation.

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Financial Performance Measures

The metrics that we use for incentive awards are selected based on an objective of incentivizing our named executive officers to increase long-term value for our stockholders. As discussed above under "Compensation Discussion and Analysis - Reasons for Providing and Manner of Structuring the Key Compensation Elements," the most important financial and non-financial performance measures in addition to free cash flow detailed above, used by us to link executive compensation actually paid (as computed in accordance with Item 402(v) of Regulation S-K) to our named executive officers, for fiscal 2024, to our performance are as follows:

•GACV; and
•Adjusted EBITDA.

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Information Regarding the Board and Corporate Governance

We believe a well-run company has independent oversight of its strategic execution and sound corporate governance. This section provides further information regarding the Board and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted.

Corporate Governance Highlights
•One class of directors
•Recommending an annual "say on pay" vote
•Stock ownership guidelines for named executive officers and non-employee directors
•Anti-hedging policy for executives
•Senior executive succession planning
•75% of directors are independent despite being a "Controlled Company" under Nasdaq governance rules
•Separate Board Chair and Chief Executive Officer roles
•Independent Board Chair
•Code of Business Conduct and Ethics for directors, officers and employees
•Insider Trading Policy for directors, officers and employees
•Compensation clawback policy
•Risk oversight by full Board and committees
•All directors attended at least 75% of meetings of the Board in fiscal 2024
•Committee authority to retain independent advisors
•Regular executive sessions of independent directors
•Over-boarding limits for non-employee directors of three boards of directors of other public companies (in addition to the Board) and for employee directors of one other public company board.

Independence of the Board
The rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent.

Because Emerson controls a majority of our outstanding voting power, we are a “Controlled Company” under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of the Board be independent, nor are we required to have a human capital committee or an independent nominating function. The Stockholders Agreement provides that, for so long as Emerson beneficially owns more than 50% of the outstanding shares of our common stock, to the extent permitted by applicable law, if so requested by Emerson, we rely on the “Controlled Company” exemptions to the corporate governance listing standards of Nasdaq. We have been requested to avail ourself of the exemptions from the requirements that (i) the Nominating and Corporate Governance Committee be composed solely of independent directors and (ii) the Human Capital Committee be composed solely of independent directors.

The Board uses the definition of independence established by Nasdaq. Under applicable Nasdaq rules, a director qualifies as an “independent director” if, in the opinion of the Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of our directors, other than Antonio J. Pietri, our Chief Executive Officer, and Ram R. Krishnan, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our Company, and that each of these directors therefore is an “independent director” as defined in Nasdaq Listing Rule 5605(a)(2).

Board Leadership Structure
The Board currently has an independent Chair, Robert M. Whelan, Jr., who has the authority, among other things, to determine the place, date and time of Board meetings or stockholder meetings (in the absence of a designation by the

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Board), chair stockholder meetings and call a special meeting of stockholders. Subject to the Stockholders Agreement, it is our policy under our Corporate Governance Guidelines that the positions of Chief Executive Officer and Board Chair be held by different individuals, except in unusual circumstances as determined by the Board. We believe that having an independent Board Chair can create an environment that is conducive to objective evaluation and oversight of management’s performance and can increase management accountability and improve the ability of the Board to monitor whether management’s actions are in the best interests of our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of our risk management process. In carrying out its risk oversight responsibilities, the Board reviews the long- and short-term internal and external risks we face through its participation in long-range strategic planning and ongoing reports from various Board standing committees that address risks inherent in their respective areas of oversight. On a regular basis, key risks, status of mitigation activities and potential new or emerging risks are discussed with senior management and further addressed with the Audit Committee and the Board, as necessary. On an ongoing basis, the Board and management identify key long- and short-term risks, assess their potential impact and likelihood, and, where appropriate, implement operational measures and controls or purchase insurance coverage to help ensure adequate risk mitigation.

The Board has oversight responsibility for our overarching sustainability matters, including establishing processes concerning material sustainability issues and evaluating climate-related risks and opportunities. Specific sustainability direction is evaluated through the committees of the Board.

As set forth in its charter, the Audit Committee oversees the guidelines and policies that govern the process by which management assesses and manages our exposure to risk and the steps management has taken to monitor, mitigate and control such exposures. As part of fulfilling these responsibilities, the Audit Committee meets regularly with KPMG LLP, our independent registered public accounting firm, and members of our management, including our Chief Executive Officer and Chief Financial Officer. The Audit Committee also discusses with KPMG LLP any significant risks or exposures we face to the extent that such risks or exposures relate to accounting and financial reporting.

The Audit Committee also reviews and oversees the implementation of our policies and procedures related to enterprise and product cybersecurity risk assessment and management. In addition, we encourage timely and accurate reporting to the Audit Committee of any significant cybersecurity incidents or significant vulnerabilities that are unresolved within standard procedures. As part of our risk management programs, we provide broad-based and role-specific information and security compliance training to employees. Additionally, to mitigate information security risk, we maintain insurance coverage intended to respond to certain risk events and to defray the costs of data security incidents.

As part of the Board’s risk oversight role, the Human Capital Committee reviews and assesses the risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us. The Human Capital Committee is responsible under its charter for approving the compensation of our executive officers (other than our Chief Executive Officer), reviewing and recommending for approval to the Board the compensation of our Chief Executive Officer, and periodically reporting to the Board on succession planning for the Chief Executive Officer and for such other executive officers as the Board may request or the Human Capital Committee may otherwise determine to be appropriate. Likewise, our Nominating and Corporate Governance Committee is responsible for supervising the evaluation and preparing an assessment of the Board’s performance and establishing equity ownership guidelines for Board members, either of which may impact our risk profile from a governance perspective. In performing their risk oversight functions, each committee of the Board has full access to management, as well as the ability to engage outside advisors.

Director Attendance at Board and Stockholder Meetings
During fiscal 2024, the Board met six times and each director attended at least 75% of meetings of the Board and the committees on which they served, held during the portion of the fiscal year for which they were a director or committee member.

We do not have a policy regarding director attendance at our annual meetings of stockholders, but we encourage directors to attend. We held our fiscal 2023 annual meeting of stockholders on December 14, 2023 and six of our directors attended.

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Board Committees
The Board has established an Audit Committee, a Human Capital Committee and a Nominating and Corporate Governance Committee. The Board has also established an advisory M&A Committee to consider potential strategic transactions. Each of the committees has authority to engage advisors as it deems appropriate to carry out its responsibilities. The Board has adopted a written charter for each of the Audit Committee, the Human Capital Committee, the Nominating and Corporate Governance Committee and the M&A Committee. You can access our current committee charters (other than the M&A Committee Charter) and Code of Business Conduct and Ethics on our Investor Relations website, http://ir.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. Neither our website nor its contents are incorporated into this Proxy Statement.

Committee Membership

The membership of each of our directors on the committees of the Board is included below.

	Audit Committee	Human Capital Committee	Nominating and Corporate Governance Committee	M&A Committee
Patrick M. Antkowiak	•		•
Thomas F. Bogan		• (Chair)		•
Karen M. Golz	• (Chair)
David J. Henshall		•
Ram R. Krishnan		•	•	• (Chair)
Antonio J. Pietri
Arlen R. Shenkman	•			•
Robert M. Whelan, Jr.		•	• (Chair)	•

Audit Committee

The Audit Committee held nine meetings in fiscal 2024. The Board has determined that all the members of the Audit Committee are independent directors as defined under Nasdaq rules, including the independence requirements set forth in Rule 10A-3 under the Exchange Act. The Board has determined that Karen M. Golz and Arlen R. Shenkman are each an “audit committee financial expert” as defined in applicable SEC rules. The purpose of the Audit Committee is to assist with the Board’s oversight of our accounting and financial reporting processes and the audits of our financial statements. The specific responsibilities of the Audit Committee include assisting the Board with overseeing:

•our accounting and financial reporting processes of and the integrity of our financial statements;
•our systems of internal accounting and financial controls;
•our compliance with legal and regulatory requirements;
•our independent registered public accounting firm’s qualifications and independence;
•the performance of our internal audit function and independent registered public accounting firm;
•the annual independent audit process of our annual financial statements;
•our policies for risk assessment and management, including in the areas of enterprise and product cybersecurity risk;
•our financings, investment management strategy and other treasury policies or functions; and
•our audit and assurance processes and disclosure controls and procedures for mandatory and voluntary sustainability reporting in our financial and sustainability reports.

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Human Capital Committee

The Human Capital Committee held five meetings in fiscal 2024. The Board has determined that all members of the Human Capital Committee, other than Ram R. Krishnan, are independent directors as defined under Nasdaq rules. We are relying on the "Controlled Company" exemption under Nasdaq Rule 5615(c). The purpose of the Human Capital Committee is to oversee our compensation and employee benefit plans and practices, including executive compensation plans. Specific responsibilities of the Human Capital Committee include:

•the evaluation process for executive officers, including the nature and frequency of the evaluation and the persons subject to the evaluation;
•the review and approval of executive officer compensation (other than our Chief Executive Officer) and the review and recommendation for approval to the Board of the compensation of the Chief Executive Officer;
•the review and approval of corporate goals and objectives relevant to compensation of the executive officers and the evaluation of each executive officer’s performance (other than our Chief Executive Officer) in light of such goals and objectives;
•reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans;
•interpreting the terms and granting awards under our equity-based plans;
•reviewing and discussing compensation related disclosures with management, including producing the compensation committee report on executive officer compensation;
•the periodic review of the levels of equity ownership of executive officers and non-employee directors and whether equity ownership guidelines for executive officers are appropriate;
•the periodic reporting to the Board on succession planning for the Chief Executive Officer and for such other executive officers as the Board may request or the Human Capital Committee may determine;
•the periodic review of our overall executive officer compensation principles and structure;
•reviewing and approving our peer group;
•reviewing and approving of our human capital management programs; and
•reviewing risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect.

Under the charter, the Human Capital Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Human Capital Committee has the authority to retain, oversee and terminate any compensation consultant.

During the past fiscal year, after taking into consideration the factors prescribed by the SEC and Nasdaq, the Human Capital Committee engaged WTW as a compensation consultant. As part of its engagement, WTW was requested by the Human Capital Committee to develop a comparative peer group of companies and to perform analyses of competitive performance and compensation levels for that group. How the Company engages with WTW is described above under "Compensation Discussion and Analysis."

Nominating and Corporate Governance Committee

The Board has determined that all members of the Nominating and Corporate Governance Committee, other than Ram R. Krishnan, are independent directors as defined under Nasdaq rules. We are relying on the "Controlled Company" exemption under Nasdaq Rule 5615(c). The Nominating and Corporate Governance Committee held three meetings in fiscal 2024. The Nominating and Corporate Governance Committee’s responsibilities include:

•identifying individuals qualified to become Board members;
•recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and addressing such matters relating to the nomination process as may be required under federal securities laws;
•developing and maintaining a director succession plan for the Board;

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•developing and recommending to the Board a set of corporate governance principles applicable to us;
•reviewing and assessing director independence and making related recommendations to the Board;
•overseeing the evaluation of the Board and standing committees of the Board;
•overseeing our director compensation and determining whether equity ownership guidelines for non-employee directors are appropriate;
•overseeing and reviewing our policies and procedures related to sustainability;
•reviewing our sustainability report; and
•overseeing stockholder engagement and stockholder inquiries related to sustainability matters.

M&A Committee

The M&A Committee held four meetings in fiscal 2024. The M&A Committee’s responsibilities include:

•periodically reviewing with management our strategy regarding mergers, acquisitions, investments, dispositions, joint ventures and similar transactions and arrangements;
•reviewing transactions proposed by management and presenting the M&A Committee’s findings to the Board; and
•evaluating the execution of, and the financial performance and integration of the businesses and assets related to, completed transactions with management.

Director Nomination Process
Stockholders Agreement

Under the Stockholders Agreement, the Nominating and Corporate Governance Committee is required to provide Emerson with the ability to nominate directors, which number will depend on the amount of stock owned by Emerson. Pursuant to the Stockholders Agreement, among other things, (i) prior to Third Trigger Date, Emerson has the right to designate a number of director nominees equal to Emerson’s percentage ownership of our common stock multiplied by the total authorized number of directors of the Board, rounded up to the nearest whole person, which number shall not be less than a majority of the Board (until the Second Trigger Date) and (ii) following the Third Trigger Date, Emerson has the right to designate one director nominee. The Stockholders Agreement also provides that, until the Third Trigger Date, our then-current Chief Executive Officer, currently Antonio J. Pietri, must be included for nomination at any annual meeting at which directors are elected.

With respect to the Emerson Designees, we are required to cause each such persons to be included in the slate of nominees recommended by the Board to the stockholders for election and use our best efforts to cause the election of each such Emerson Designee, including soliciting proxies in favor of the election of such persons. In the event that any Emerson Director ceases to serve as a director for any reason, the resulting vacancy will be filled by the Board with a substitute person designated by Emerson. We must take all actions necessary to facilitate the removal and replacement of any Emerson Director upon the written request of Emerson.

Other Nominees

With respect to the other nominees for directors to the Board, the Nominating and Corporate Governance Committee is responsible for: (i) identifying individuals qualified to become Board members; and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. At this time, the Nominating and Corporate Governance Committee does not have a policy regarding the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. The Nominating and Corporate Governance Committee may also engage a professional search firm. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements, the long-term interests of stockholders and the requirements of the Stockholders Agreement.

In the event of a vacancy on the Board upon the death, resignation, retirement, disqualification, removal from office or other cause of any director who was not designated by Emerson, the Nominating and Corporate Governance Committee

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will have the sole right to fill such vacancy or designate a person for nomination for election to the Board to fill such vacancy in accordance with applicable law. However, until the Third Trigger Date, (i) our then-current Chief Executive Officer must be included for nomination at any meeting of at which directors are elected and (ii) each designee to the Board (other than Emerson’s Designees and the then-current Chief Executive Officer) must be an independent director and meet all other requirements under applicable law for membership on the Audit Committee, and one of such designees must also be an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K. The Board must at all times include at least three independent directors.

Qualifications

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having the highest personal integrity and ethics. In considering candidates recommended by the Nominating and Corporate Governance Committee or otherwise, the Board considers factors including the following:

•diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and our company to ensure the Board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance;
•possessing other relevant expertise upon which to be able to offer advice and guidance to management;
•having sufficient time to devote to our affairs;
•having demonstrated excellence in their field;
•having the ability to exercise sound business judgment; and
•having the commitment to rigorously represent the long-term interests of our stockholders.

Subject to the Stockholders Agreement, in nominating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate, which factors may include, judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. Accordingly, when evaluating candidates for nomination as new directors, the Nominating and Corporate Governance Committee will consider the foregoing factors as well as other characteristics (including considering applicable diversity objectives regarding gender, underrepresented communities or otherwise), such as geographic location, nationality, culture, gender, sexual orientation, ethnicity, race and age.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.

We have posted a copy of the Code of Business Conduct and Ethics on our Investor Relations website, http://ir.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards.

Anti-Hedging Policies
Our anti-hedging and anti-pledging provisions are covered in our Insider Trading Policy. Under the policy, directors, employees, consultants with access to material nonpublic information and any other individuals designated by our Chief
Financial Officer or Chief Legal Officer (“Covered Persons”) are prohibited from engaging in transactions to hedge or offset value declines in the value of our securities, such as short selling, put or call options, forward sale or purchase contracts,

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equity swaps and exchange funds. Covered Persons are also prohibited from pledging our securities as collateral for loans. No Covered Person may purchase our securities “on margin” or pledge our securities as collateral for a loan.

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Communications with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if, and as, appropriate. The Board Chair, with the assistance of our Chief Legal Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as appropriate.

Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the Board Chair or the Nominating and Corporate Governance Committee chair considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in care of our Secretary at: Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.

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Human Capital Committee Interlocks and Insider Participation
The Human Capital Committee consists of four directors, Ram K. Krishnan, Thomas F. Bogan, Robert M. Whelan, Jr. and David J. Henshall, none of whom was formerly an officer of ours. During fiscal 2024, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either the Board or the Human Capital Committee.

Ram K. Krishnan is the Executive Vice President and Chief Operating Officer of Emerson, our controlling stockholder, since February 2021. Under the Stockholders Agreement, we have agreed with Emerson to use our best efforts to elect the Emerson Designees, which includes, Ram K. Krishnan, to the Board, subject to Emerson continuing to own certain ownership percentages.

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Audit Committee Report
The Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal 2024 and has discussed these financial statements with our management and independent registered public accounting firm for fiscal 2024, KPMG LLP.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

AUDIT COMMITTEE
Karen M. Golz
Arlen R. Shenkman
Patrick M. Antkowiak

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Human Capital Committee Report
The Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this Proxy Statement. Based on this review and discussion, the Human Capital Committee has recommended to the Board, and the Board has agreed, that the section entitled “Compensation Discussion and Analysis” as it appears above be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

HUMAN CAPITAL COMMITTEE
Thomas F. Bogan
David J. Henshall
Ram R. Krishnan
Robert M. Whelan, Jr.

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Director Compensation
The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2024:

Compensatory Arrangements with Directors
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Patrick M. Antkowiak	80,000	485,776	23,339	589,115
Robert E. Beauchamp(3)	20,000	234,158	23,311	277,469
Thomas F. Bogan	95,000	485,776	23,339	604,115
Karen M. Golz	95,000	485,776	8,750	589,526
David J. Henshall(4)	—	243,126	—	243,127
Ram R. Krishnan	—	—	—	—
Arlen R. Shenkman	80,000	485,776	23,339	589,115
Jill D. Smith(5)	185,625	485,776	13,126	684,527
Robert M. Whelan, Jr.	80,000	485,776	—	565,776

(1)    This column represents the grant date fair value of restricted stock units for fiscal 2024 in accordance with FASB ASC Topic 718. The grant date fair value of the restricted stock units granted to non-employee directors in fiscal 2024 has been calculated by multiplying the number of units granted by the closing price of our common stock as reported on the Nasdaq Global Select Market on the market day preceding the grant date. The aggregate number of outstanding (unvested) stock awards held by each of our non-employee directors as of June 30, 2024 was as follows: Mr. Antkowiak, 167; Mr. Bogan, 167; Ms. Golz, 0; Mr. Henshall, 988; Mr. Shenkman, 167; Ms. Smith, 0; and Mr. Whelan, 0. The aggregate number of outstanding option awards held by each of our non-employee directors as of June 30, 2024 was as follows: Mr. Antkowiak, 0; Mr. Beauchamp, 0; Mr. Bogan, 0; Ms. Golz, 1,575; Mr. Henshall, 0; Mr. Shenkman, 0; Ms. Smith, 1,412; and Mr. Whelan, 7,211. We recently updated our Board of Director Compensation Policy. In September 2023, directors received in arrears their annual equity award for their service in fiscal 2023. These equity awards were fully vested on the grant date. In September 2023, directors also received their annual equity award for their service in fiscal 2024. These equity awards vested 100% on the last day of fiscal 2024. As a result of this change, directors received two annual equity awards during fiscal 2024. In addition, to determine the number of RSUs granted, we divide the grant value by the 20-day average market price preceding the grant date. The values reported in this column represent the grant date value of the equity grant as stated above. As a result, the grant value will vary from the grant date fair value of the shares due to stock price volatility.
(2)    Amounts shown represent cash payments made to offset the tax liability triggered by the vesting of RSUs.
(3) Mr. Beauchamp resigned from the Board effective September 2, 2023.

(4)     Mr. Henshall received a new director grant of RSUs with a grant value of $200,000 on May 3, 2024, when he joined the Board on April 26, 2024. One-third of these RSUs vested on May 3, 2024. The remaining two-thirds of these RSUs will vest in 8 equal quarterly installments beginning on the last business day of the quarter of the first anniversary of the grant date. Mr. Henshall also received a pro-rated annual equity award with a grant date value of $43,398, which fully vested on the last day of fiscal 2024.

(5) Ms. Smith resigned from the Board effective May 9, 2024.

The table below sets forth the cash and equity compensation for the non-employee members of the Board for fiscal 2024, based upon the compensation program recommended by the Nominating and Corporate Governance Committee and approved by the Board for Board service.

FY 2024 Director Compensation ($)
Cash Retainer	80,000
Annual Equity Award (Value)	240,000
Committee Members
Audit Member Retainer	—
Human Capital Member Retainer	—
Nominating and Corporate Governance Member Retainer	—
Leadership Roles ($)
Board Chair	100,000
Audit Committee Chair	15,000
Human Capital Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	7,500
M&A Committee Chair	15,000

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The compensation established for fiscal 2024 reflects our practice of emphasizing equity compensation and not paying meeting fees, which is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, WTW. In addition, following the Emerson Transactions, committee members (other than chairs)
no longer receive retainers for committee membership.

The compensation consultant prepares for review by the Nominating and Corporate Governance Committee a summary of our director compensation relative to our peer group annually and recommends adjustments, if any, for the subsequent fiscal year. The Nominating and Corporate Governance Committee reviewed the recommendations of the independent compensation consultant in making its recommendations to the Board with respect to director compensation for fiscal 2024. If a director joins the Board after the beginning of a quarter, such director will receive a pro-rated portion of the relevant fees.

Director Stock Ownership Guidelines

We maintain stock ownership guidelines requiring each of our non-employee directors to own our stock (including unvested RSUs and the number of net shares issuable on exercise of vested, unexercised stock options) with a value of at least five times the director’s annual cash retainer. New directors have five years from the date that they become directors to reach the applicable ownership threshold. As of the record date, all our non-employee directors are in compliance with our stock ownership guidelines.

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Related-Party Transactions
Related-Party Policy and Procedures
In connection with the Closing of the Emerson Transactions, we adopted a Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval of related party transactions. The policy governs any transaction between us or any of our subsidiaries, on the one hand, and Emerson or any of its subsidiaries or, solely in their capacity as such, any director, officer, employee or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of Emerson or its subsidiaries, on the other hand (a "Related Party Transaction").
For as long as Emerson owns at least 20% of our outstanding common stock, the Related Party Transactions Policy, as set forth in the Stockholders Agreement, requires approval by an ad hoc committee consisting of at least two independent directors designated by a majority of independent directors of the Board (an “RPT Committee”) for the following actions, among others and subject to certain exceptions: (i) any Related Party Transaction involving (a) a payment of $25 million or more in total expected consideration for the sale of assets or a business, (b) a payment of $5 million or more expected on an annual basis with respect to commercial agreements or (c) a payment of $5 million or more with respect to any other transaction; (ii) any material amendment to, or material modification or termination (other than as a result of expiration or non-renewal) of, or material waiver, material consent or material election under any previously approved Related Party Transaction; (iii) any Related Party Transaction for which Emerson or any of its subsidiaries requests approval from an RPT Committee; and (iv) any matter under the Stockholders Agreement which expressly requires approval from, or agreement with, an RPT Committee (including any material amendment of, or waiver of our rights under, the Stockholders Agreement).

Certain Related-Party Transactions
The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of which is considered a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

•in which we participate;
•that involves an amount in excess of $120,000; and
•in which a related party has a direct or indirect material interest.

Stockholders Agreement. In connection with the Closing of the Emerson Transactions, we entered into a number of intercompany agreements with Emerson, including a Stockholders Agreement which sets forth, among other things, the right of Emerson to nominate directors to the Board (as described above), the right of Emerson to nominate the Board Chair, the composition of our committees, certain consent rights of Emerson to certain material actions taken by us and consent rights with respect to modifications or changes to our business strategy.
Registration Rights Agreement. In connection with the Closing of the Emerson Transactions, we entered into a Registration Rights Agreement with Emerson that grants Emerson certain market registration rights, including, demand registration rights and piggyback registration rights, with respect to registrable securities Emerson holds. We have agreed to pay out-of-pocket fees and expenses in connection with such registration, subject to certain exceptions.
Tax Matters Agreement. In connection with the Closing of the Emerson Transactions, we entered into a Tax Matters Agreement with Emerson that governs the rights and obligations that we and Emerson have with respect to taxes of AspenTech and certain Emerson subsidiaries. In addition, under the terms of the agreement, we agreed to indemnify Emerson and its affiliates against any and all tax-related liabilities incurred by them relating to the Emerson Transactions and certain related business reorganizations to the extent caused by any action taken by us. Since the beginning of fiscal 2024, we have not made any payments to Emerson under the terms of the Tax Matters Agreement.
Transition Services Agreement. At the Closing of the Emerson Transactions, we entered into a Transition Services Agreement for the provision of certain transitionary services by Emerson to us, including information technology, human resources and other specified services, as well as access to certain of Emerson’s existing facilities. The Transition Services Agreement expires on December 31, 2024. Services were generally provided at a base monthly service fee per service. In fiscal 2024, we paid approximately $2.1 million in service fees.
Commercial Agreement. We entered into a Commercial Agreement at the Closing of the Emerson Transactions pursuant to which we granted Fisher-Rosemount Systems, Inc., a wholly-owned subsidiary of Emerson (“Emerson Automation Solutions

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Subsidiary”), the right to distribute, on a non-exclusive basis, certain (i) existing AspenTech products, (ii) existing Emerson products transferred to us pursuant to the Transaction Agreement and (iii) future products as mutually agreed upon by the parties during the term of the Commercial Agreement, in each case, to end-users through Emerson Automation Solutions Subsidiary acting as an agent, reseller, or original equipment manufacturer. When acting as our agent, Emerson Automation Solutions Subsidiary will receive a commission for all license orders sourced by Emerson Automation Solutions Subsidiary and closed by us, and for which we are the licensor of the applicable product to the applicable end-user, based on a percentage of all amounts paid by the applicable customer to us in connection with such order. When acting as our reseller, a discount from our standard pricing will be applied to license fees payable by Emerson Automation Solutions Subsidiary to us for license orders for which Emerson Automation Solutions Subsidiary is the licensor of the applicable product to the applicable end-user. Additionally, when acting as an original equipment manufacturer on our behalf, Emerson Automation Solutions Subsidiary will be permitted to embed the products in Emerson Automation Solutions Subsidiary products and sell such combined products as part of Emerson Automation Solutions Subsidiary’s own solutions, subject to certain fees to be determined on a product-by-product basis, subject to a discount from our standard pricing. In fiscal 2024, we made payments to the Emerson Automation Solutions Subsidiary in the aggregate amount of approximately $127,000.
Cash Pooling. We utilize some aspects of Emerson’s centralized treasury function to manage the working capital and financing needs of our business operations. This function oversees a cash pooling arrangement which sweeps certain of our cash accounts into pooled Emerson cash accounts on a daily basis and are reflected as receivables from related parties in our condensed consolidated balance sheets. Conversely, any cash funded to us from these pooled Emerson cash accounts are reflected as due to related parties in our condensed consolidated balance sheets. As of June 30, 2024, the total interest bearing receivables and interest bearing payables with related parties was approximately $78.3 million and $47.3 million, respectively.
Credit Agreement. During fiscal 2023, we entered into a credit agreement with Emerson (the “Emerson Credit Agreement”), which provided for an aggregate term loan commitment of $630.0 million to us. Under the terms of the Agreement, we were required to use the proceeds from borrowings under the credit agreement to pay, in part, the cash consideration for funding our planned acquisition of Mining Software Holdings Pty Ltd (“Micromine”) and pay the fees and expenses incurred in connection with the Emerson Credit Agreement. As a result of the termination of the Micromine acquisition agreement, we and Emerson mutually agreed to terminate the Emerson Credit Agreement on August 18, 2023.
inmation Software GmbH ("Inmation"). On August 29, 2022, we completed the acquisition of Inmation for total cash consideration of $87.2 million. The purchase price consisted of $78.9 million of cash paid at closing and an additional $8.3 million in indemnification holdbacks, which was paid on August 18, 2023. The total cash acquired from Inmation was approximately $6.4 million resulting in a net cash payment of $72.5 million. Prior to the closing date, Inmation was considered a related party to AspenTech as Emerson, through one of its subsidiaries, held an equity-method investment in Inmation. At the time of close, $17.6 million was paid to Emerson in exchange for all of its shares in Inmation, with another $1.9 million paid for an indemnification holdback 12 months after close on August 18, 2023.
Plantweb Optics Analytics. On July 28, 2023, we entered into the Plantweb Optics Analytics Assignment and License Agreement with Emerson for the purchase of Emerson’s Plantweb Optics Analytics software and the perpetual and royalty-free licensing of other Emerson intellectual property for $12.5 million in the aggregate. We are integrating the purchased software and licensed intellectual property with our existing asset performance management product suite.
Indemnification. We provide indemnification for our directors and officers so that they will be free from undue concern about personal liability in connection with their service. Under our bylaws, we are required to indemnify our directors and officers to the extent not prohibited under Delaware law. We also have entered into indemnity agreements with our directors. These agreements provide, among other things, that we will indemnify the director, under the circumstances and to the extent provided for in the agreement, for expenses and liabilities they may be required to pay due to the indemnitee’s corporate status to the fullest extent permitted under Delaware law.

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Beneficial Ownership of Common Stock
Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders

The following table sets forth certain information, as of October 15, 2024 with respect to the beneficial ownership of our common stock by:

•each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•each of our executive officers and directors; and
•our executive officers and directors as a group.

As of October 15, 2024, a total of 63,248,045 shares of common stock were outstanding. Unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Beneficial Ownership
	Number of Shares	Percent of Total
>5% Stockholders
Emerson(1)	36,307,514	57%
BlackRock(2)	5,323,453	8%
Directors and Executive Officers
Antonio J. Pietri(3)	290,345	*
David J. Baker	2,356	*
Christopher Stagno(4)	7,147	*
Mark Mouritsen(5)	491	*
Chantelle Y. Breithaupt(6)	11,494	*
Patrick M. Antkowiak	3,153	*
Thomas F. Bogan	3,153	*
Karen M. Golz(7)	5,083	*
David J. Henshall	215	*
Ram R. Krishnan	—	—
Arlen R. Shenkman	2,784	*
Robert M. Whelan, Jr.(8)	14,555	*
Directors and Executive Officers, as a group (10 persons)	328,791	1%

*    Percentage is less than 1% of the total number of outstanding shares of our common stock.
(1)    Represents 36,307,514 shares held by Rutherfurd US LLC and beneficially owned by EMR US Holdings LLC, EMR Worldwide Inc., EMR Holdings, Inc. and Emerson Electric Co, 8000 West Florissant Avenue, St. Louis, MO 63136. Mr. Krishnan, a director of the Company, is Executive Vice President and Chief Operating Officer of Emerson and, as such, may be deemed to share voting and investment power over all of such shares and, therefore, may be deemed a beneficial owner of such shares. Mr. Krishnan disclaims beneficial ownership of shares held by Rutherfurd US LLC. This information is based on a Schedule 13D, Amendment No. 2 filed on October 13, 2023.
(2)    Represents 5,323,453 shares beneficially owned by BlackRock, Inc. BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, has sole voting power over 5,125,734 shares and sole dispositive power over 5,323,453 shares. This information is based on a Schedule 13G/A filed on January 25, 2024.
(3)    Includes 11,450 shares indirectly held in a grantor retained annuity trust (GRAT). Includes 159,013 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Pietri within 60 days of October 15, 2024.
(4)    Includes 3,432 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Stagno within 60 days of October 15, 2024. Includes 628 RSUs vesting within 60 days of October 15, 2024.
(5)    Mr. Mouritsen resigned as our Senior Vice President, Chief Legal Officer effective July 25, 2024.

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(6)    Ms. Breithaupt resigned as our Senior Vice President, Chief Financial Officer and Treasurer effective December 31, 2023.
(7)    Includes 1,575 shares of common stock issuable upon exercise of outstanding stock options held by Ms. Golz within 60 days of October 15, 2024.
(8)    Includes 7,211 shares of common stock issuable upon exercise of outstanding stock options held by Mr. Whelan within 60 days of October 15, 2024.

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Section 16(A) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

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Independent Registered Public Accountants
Audit Fees

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm for fiscal 2024 and fiscal 2023. We were incorporated in October of 2021 in connection with the Emerson Transactions and have engaged KPMG LLP since inception.

Fee Category	Fiscal 2024	Fiscal 2023
Audit fees(1)	$3,902,000	$3,640,000
Audit-related fees(2)	60,000	14,500
Tax fees(3)	—	176,000
All other fees(4)	140,000	30,000
Total Audit Fees	$4,102,000	$3,860,500

(1)    “Audit fees” primarily represent the cost for the audit of our annual financial statements, reviews of quarterly SEC filings and statutory audits at non-U.S. locations. Audit fees for fiscal 2024 and fiscal 2023 include the audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. Statutory audit fees were $0.6 million and $0.5 million in fiscal 2024 and fiscal 2023, respectively, and are included in the amounts disclosed in the table above.

(2)    “Audit-related fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our financial statements and that are not reported as audit fees.
(3)    “Tax fees" consist of fees for tax compliance, tax advice and tax planning services.
(4)    “All other fees” consist of all fees for products and services other than audit fees, audit-related fees and tax fees.

All fees described above were pre-approved by the Audit Committee in accordance with the our preapproval policy.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. The policy provides that the Audit Committee must approve in advance any audit and non-audit services performed by accounting firms serving as our independent registered public accounting firm. The policy permits the Audit Committee to delegate authority to its chair or any other member of the Audit Committee to pre-approve any proposed engagement of our independent registered public accounting firm and report the approval at the next Audit Committee meeting. The policy also permits the Audit Committee to establish and pre-approve specific categories of services specified in the policy such as, among others, additional services necessary to perform an audit or review in connection with an annual audit plan.

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Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker; contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at: 20 Crosby Drive, Bedford, Massachusetts 01730. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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2024 Proxy Statement

Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Christopher A. Cooper
Senior Vice President, Chief Legal Officer and Secretary

October 24, 2024

OUR 2024 ANNUAL REPORT TO STOCKHOLDERS MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” SENT TO OUR STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON OCTOBER 18, 2024. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2024 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT HTTP://IR.ASPENTECH.COM, AS WELL AS AT WWW.PROXYVOTE.COM. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR 2024 ANNUAL REPORT TO OUR SECRETARY AT: ASPEN TECHNOLOGY, INC. AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

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2024 Proxy Statement

*ASPEN TECHNOLOGY, INC.*
*20 CROSBY DRIVE*
*BEDFORD, MA 01730*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on December 16, 2024. Have your notice or proxy card in hand when you access the web site and follow the instructions.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/AZPN2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on December 16, 2024. Have your notice or proxy card in hand when you call and follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we may have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must arrive by December 16, 2024.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V57427-P16508

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ASPEN TECHNOLOGY, INC.**

**The Board of Directors recommends you vote FOR the following:**

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Patrick M. Antkowiak | ☐ | ☐ | ☐ |
| 1b. Thomas F. Bogan | ☐ | ☐ | ☐ |
| 1c. Karen M. Golz | ☐ | ☐ | ☐ |
| 1d. David J. Henshall | ☐ | ☐ | ☐ |
| 1e. Ram R. Krishnan | ☐ | ☐ | ☐ |
| 1f. Antonio J. Pietri | ☐ | ☐ | ☐ |
| 1g. Arlen R. Shenkman | ☐ | ☐ | ☐ |
| 1h. Robert M. Whelan, Jr. | ☐ | ☐ | ☐ |

| **The Board of Directors recommends you vote FOR proposals 2 and 3:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2025; and | ☐ | ☐ | ☐ |
| 3. Approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the 2024 Annual Meeting of Stockholders. | ☐ | ☐ | ☐ |

**NOTE**: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Where there is more than one owner, each should sign. If executed by a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

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2024 Proxy Statement

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

V57428-P16508

## ASPEN TECHNOLOGY, INC.
## Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on December 17, 2024

The undersigned hereby authorizes and appoints Antonio J. Pietri, David J. Baker and Christopher A. Cooper, and each of them, as proxies, each with full power of substitution and authority to act in the absence of the other, to represent and vote all shares of common stock, par value $0.0001 per share, of Aspen Technology, Inc. held of record by the undersigned, as of the close of business on October 18, 2024, at the 2024 Annual Meeting of Stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/AZPN2024 on Tuesday, December 17, 2024 at 9:00 a.m. Eastern Time, and at any postponements or adjournments thereof, on all matters that may properly come before said meeting.

**If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the Board of Directors recommends on each proposal. If other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.**

**Continued and to be signed on reverse side**

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